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INDEX TO FINANCIAL STATEMENTS EQUITRUST USA
DEALER PROSPECTUS DELIVERY OBLIGATION

As filed with the Securities and Exchange Commission on July 12, 2013

File No. 333-185748

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 2
to

FORM S-11
For Registration Under the Securities Act of 1933 of
Securities of Certain Real Estate Companies

EQUITRUST USA
(Exact name of registrant as specified in governing instruments)

3475 Piedmont Rd, NE, Suite 1200
Atlanta, GA 30305
(770) 444-9630
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Donald C. Buenger
3475 Piedmont Rd, NE, Suite 1200
Atlanta, GA 30305
(770) 444-9630
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David L. Morehous
Morehous Legal Group, PLLC
507 South Gay Street, Suite 1200
Knoxville, TN 37902
(865) 971-1775

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effectiveness of the registration statement

          If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum offering price(1)	Amount of registration fee

Common shares of beneficial ownership, par value $.0001 per share	100,000 shares	$10.00	$50,000,000	$136.40(2)

(1)
The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)
Previously paid in connection with the filing of Registration Statement on Form S-11, File No. 333-185748, filed on December 28, 2012.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 12, 2013

100,000 Common Shares

EquiTrust USA

        We are a self-advised and self-administered Maryland real estate investment trust. We are newly formed, and have no history of operations. We intend to elect and to qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 2013. We expect to use the net proceeds of this offering to develop and/or acquire a luxury resort property complex, consisting of a mix of commercial, hotel, office and residential uses in proximity to each other, in the southeastern United States. We are an "emerging growth company" as defined under the federal securities laws and, as such, may elect to comply with certain reduced public reporting requirements in future filings.

        This is our initial public offering. We are selling a maximum of 100,000 common shares of beneficial interest, or common shares, at a price of $10.00 per share. There is no minimum amount of shares that we must sell in our direct offering; therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering. The offering price was determined by our board of trustees. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. No public market currently exists for our common shares, and no public market for our shares may ever exist.

        We are offering the shares without any underwriting discounts or commissions. We intend for our common shares to be sold by our officers and directors. Such persons will not be paid any commissions for such sales.

        Investing in our common shares involves significant risks. See "Risk Factors," beginning on page 13 of this prospectus, for a description of various risks that you should consider before investing in our shares. Some of these risks include:

  •
  We are a "blind pool" offering because we do not currently own any properties, we have not identified any properties to acquire with the offering proceeds and we have no operating history or established financing sources;

  •
  We have not yet qualified as a real estate investment trust, or REIT, for U.S. federal income tax purposes, and we may be unable to do so;

  •
  Our board of trustees and management team has no experience in starting or operating a REIT;

  •
  Our shares are illiquid:

  •
  No public market currently exists for our common shares, and no public market for our shares may ever exist;

  •
  We are not obligated to seek a liquidity event, and do not anticipate doing so before 2019 at the earliest; and

  •
  We do not anticipate making cash distributions until 2019 at the earliest;

  •
  As long as we maintain our status as a REIT, five or fewer individuals are generally prohibited from beneficially owning more than 50% of our outstanding shares during the last half of each taxable year;

  •
  Our declaration of trust places no restrictions on the amount of leverage we may accrue on our properties; and

  •
  Our investment objectives and strategies may be changed without stockholder consent.

        The minimum purchase requirement in this offering is 300 shares at a price of $10.00 per share ($3,000.00) for individuals and 100 shares at a price of $10.00 per share ($1,000.00) for tax-exempt entities. This offering will end no later than July 12, 2014, unless extended.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. We will accept subscriptions only from people who meet the suitability standards described in this prospectus. The description of our company contained in this prospectus was accurate as of July 12, 2013. We will amend or supplement this prospectus if there are any material changes in our affairs.

July    , 2013

INVESTOR SUITABILITY STANDARDS

        An investment in our common shares is suitable only for persons who have adequate financial means and desire a relatively long-term investment. We have established suitability standards for investors who purchase our common shares. These suitability standards are intended to help ensure, given the high degree of risk inherent in, the long-term nature of an investment in, and the relative illiquidity of, our shares, that our common shares are an appropriate investment for those of you who become investors. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobiles.

        Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all of the information contained in this prospectus, including the "Risk Factors," beginning on page 13 of the prospectus, in determining whether an investment in our common shares is appropriate.

        In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

  •
  a net worth (excluding the value of an investor's home, furnishings and automobiles) of at least $250,000; or

  •
  a gross annual income of at least $70,000 and a net worth (excluding the value of an investor's home, furnishings and automobiles) of at least $70,000.

        The following states have established suitability standards different from those we have established. Shares will only be sold to investors in these states who meet our suitability standards set forth above, as well as the following special suitability standards:

        Alabama—In addition to meeting our suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times their investment in us and other similar programs before investing in us.

        Iowa—An Iowa investor may not invest more than 10% of his or her liquid net worth (exclusive of home, auto and furnishings) in this program or its affiliates and must otherwise meet our suitability standards.

        Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

        Kentucky, Michigan and Oregon—An investor's aggregate investment in this offering may not exceed 10% of the investor's liquid net worth.

        Maine—A Maine investor's maximum investment in us and our affiliates may not exceed 10% of such investor's net worth.

        Massachusetts—It is recommended by the Commonwealth of Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

ii

        Nebraska—A Nebraska investor must have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of at least $70,000, or (2) a minimum net worth of $350,000. In addition, the total investment in us must not exceed 10% of the investor's net worth (exclusive of home, auto and furnishings).

        Ohio—An Ohio investor's investment in us and our affiliates may not exceed 10% of such investor's liquid net worth.

        Tennessee—Tennessee residents' investment must not exceed 10% of their liquid net worth.

        In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

        Our trustees and executive officers, selling shares on our behalf and broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder's financial situation and investment objectives. See "Plan of Distribution—Determination of Your Suitability as an Investor" for a detailed discussion of the determinations regarding suitability that we require.

iii

PROSPECTUS SUMMARY

        This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section beginning on page 13, before making a decision to invest in our shares.

        Except where the context suggests otherwise, the terms "we," "us" and "our" refer to EquiTrust USA and its subsidiaries.

Q:    What is EquiTrust USA?

A:
EquiTrust USA is a Maryland real estate investment trust, formed on October 12, 2012. EquiTrust USA will elect to qualify as a real estate investment trust for federal income tax purposes, or REIT, for the taxable year ended December 31, 2013.

We expect to use substantially all of the net proceeds from this offering to acquire contiguous or semi-contiguous parcels of real property in a location in the southeastern United States, and to begin construction of a lifestyle resort, which we refer to as "the Project."

We have entered into definitive agreements to acquire 100% of the ownership of Cataloochee Holdings, LLC, Cataloochee Commons, LLC, and Cataloochee Hospitality, LLC, which we refer to as "the Cataloochee companies." We expect to complete the acquisition of the Cataloochee companies prior to commencing this offering. The Cataloochee companies have created a master development plan for a luxury mixed-use resort development in the foothills of the Great Smoky Mountain National Park in Haywood County, North Carolina, that will be known as the "Cataloochee Wilderness Resort." We believe that the Cataloochee companies' master development plan for the Cataloochee Wilderness Resort (which we refer to the as "the Cataloochee Development Plan") satisfies our requirements for the Project, and obtaining control of the Cataloochee Development Plan is our primary purpose in agreeing to acquire the Cataloochee companies. When we complete the acquisition of the Cataloochee companies, we intend to pursue the Project by developing Cataloochee Wilderness Resort according to the Cataloochee Development Plan.

We also have entered into preliminary purchase negotiations with the owners of other resort and entertainment properties in Haywood County, North Carolina. These properties are near, but not part of, the undeveloped tracts that are envisioned by the Cataloochee Development Plan to be part of the Cataloochee Wilderness Resort. If acquired, these properties would provide us with current cash flow to fund the development of the Project and/or distributions to shareholders, and would provide resort amenities, such as a golf course and an entertainment venue, that would complement the Cataloochee Wilderness Resort.

We have entered into definitive acquisition agreements for the Cataloochee companies, but have not completed the contemplated acquisitions. Once we complete the acquisitions, the Cataloochee companies will own no property or assets other than the Cataloochee Development Plan, and we cannot be sure we will be able to acquire the specific properties envisioned by the Cataloochee Development Plan in its current form. Similarly, we cannot be sure we will be able to acquire the other properties in Haywood County that we have identified. For these reasons, this offering is considered a "blind pool", because we have not identified any specific properties we will purchase with proceeds from this offering.

Our executive office is located at 3475 Piedmont Rd, NE, Suite 1200, Atlanta, GA 30305. Our telephone number is (770) 444-9630 and our fax number is (770) 226-5357. Additional information about us may be obtained at www.equitrustusa.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus. Additional information about Cataloochee Wilderness Resort and the Cataloochee Development Plan may be obtained at www.cataloocheewildernessresort.com, which is operated by the Cataloochee companies and not EquiTrust, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Q:    What is a real estate investment trust?

A:
Maryland law permits the creation of special business entities called "real estate investment trusts" by filing a "Declaration of Trust" with the Maryland State Department of Assessments and Taxation. EquiTrust USA has been formed under this statute; however, our formation in Maryland does not automatically qualify EquiTrust USA as a REIT for federal income tax purposes. In this prospectus, whenever we use the term "REIT", we mean a REIT for federal income tax purposes. Whenever we refer to the formal organizational structure of EquiTrust USA, we will use the term "Maryland real estate investment trust."

In general, a REIT is a company that:

•
combines the capital of many investors to acquire or provide financing for commercial real estate;

•
allows individual investors the opportunity to invest in a diversified portfolio of real estate under professional management;

•
pays distributions to investors of at least 90% of its taxable income; and

•
avoids the "double taxation" treatment of income that generally results from investments in a corporation, because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

In order to qualify as a REIT, an otherwise taxable domestic corporation must:

•
be managed by an independent board of trustees or trustees;

•
be jointly owned by 100 or more stockholders without five or fewer investors owning in total more than 50% of the REIT;

•
have 95% of its income derived from dividends, interest and property income;

•
invest at least 75% of its assets in real estate; and

•
derive at least 75% of its gross income from rents or mortgage interest.

There are three basic types of REITs:

•
equity REITs that invest in or own real estate and earn income through collecting rent;

•
mortgage REITs that lend money to owners and developers or invest in financial instruments; and

•
hybrid REITs that are a combination of equity and mortgage REITs.

We intend to operate primarily as an equity REIT, although our declaration of trust does not prohibit us from investing in mortgages as well.

Q:    Do you have an advisor?

A:
No. We are a self-advised REIT, and our business and investment decisions will be made by our management, rather than a professional advisor.

Q:    Can you describe the Project?

A:
When completed, the Project will be a luxury mixed-use resort development on a contiguous property, or series of properties, all developed in accordance with a master plan, with the final development featuring shopping, family entertainment, hotel and spa, fine dining, residential, and recreational opportunities in a resort setting. We believe the Cataloochee Development Plan meets those goals, and we have agreed to acquire the Cataloochee companies to obtain control of the Cataloochee Development Plan. Assuming we can do so, we envision the Project being constructed in multiple stages, as development capital, acreage, and management attention are available:

•
Phase 1A of the Cataloochee Development Plan—the "Village Commons"—is projected to be a lifestyle shopping center of over 1 million square feet of space for shopping and fine dining.

•
Phase 1B of the Cataloochee Development Plan—the "Wilderness Lodge"—is projected to be a lodge and conference center facility featuring a luxury branded hotel, a state-of-the-art conference center, and a spa.

•
Phase 1C of the Cataloochee Development Plan—the "Village Plaza"—is projected to be a mixed-use plaza, incorporating smaller luxury and boutique hotels, boutique retail, residential, and office properties, and transit infrastructure to facilitate movement within the Project.

•
Phases 2 and 3 of the Cataloochee Development Plan are projected to be residential properties, including single family homes and villas, situated along or in proximity to golf courses and club facilities.

•
The final phases of the Cataloochee Development Plan are projected to include an equestrian center and (depending on the location of the final development) a full-service ski resort.

If we are unable to complete Phase 1A of the Project, it is unlikely that we would proceed to the subsequent phase.

Q:
Where will the Project be built?

A:
We anticipate that the Project, if fully developed according to the Cataloochee Development Plan, will require 4,000 to 4,500 contiguous or semi-contiguous acres. The Cataloochee companies have identified the Jonathan Valley, in Haywood County, North Carolina, as a suitable location for the Project, based on the following criteria:

•
Distance from population centers on the East Coast, in the Midwest, and in the Southeast, measured by travel time;

•
Proximity to transportation networks, including Interstates 40 and 26, U.S. Highways upgraded to freeway standards, the Blue Ridge Parkway, and air service to and from Asheville and Knoxville; and established patterns of recreation and tourism in western North Carolina and eastern Tennessee;

•
Distance from established competitors, particularly resort properties and regional lifestyle shopping centers in western North Carolina such as the Estate at Biltmore; and

•
"Lifecycle cost," including cost of acquisition, cost of construction, insurance and maintenance costs, utility costs, and property tax rates.

Q:
Do you currently own any properties?

A:
No. The Cataloochee companies have negotiated contracts with Jonathan Land Company, LLC—which is not affiliated with EquiTrust or Cataloochee—to acquire the parcels of land necessary to realize the Cataloochee Development Plan in its current form. For each parcel, the Cataloochee companies have negotiated a price at which one of the Cataloochee companies will acquire the parcel from Jonathan Land. To fulfill its obligations to the Cataloochee companies, Jonathan Land will acquire the identified parcels, retain them until such time as the Cataloochee companies are able to raise the necessary funds, and then sell the parcels to the Cataloochee companies at the previously negotiated price. Assuming we complete the acquisition of the Cataloochee companies, EquiTrust will be in a position to acquire properties through this method. However, the contracts with Jonathan Land have not been signed, and to the best of our knowledge Jonathan Land has not acquired the identified parcels from their original owners. For more information on our arrangements with Jonathan Land, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Agreements with Jonathan Land Company, LLC," beginning on page 42 of this prospectus, and "Investment Objectives and Related Policies—Acquisition of Properties—Agreements with Jonathan Land Company, LLC," beginning on page 54.

We also have entered into preliminary purchase negotiations with the owners of other resort and entertainment properties in Haywood County, North Carolina. We have not reached definitive agreements with any of these owners, and we cannot guarantee that we will be able to do so.

Q:
What will you do with the money raised in this offering?

A:
Assuming we acquire control of the Cataloochee companies, and therefore the Cataloochee Development Plan, we expect to invest substantially all of our net offering proceeds, after payment of our offering expenses, in the purchase of contiguous tracts of real estate necessary to construct Phase 1A and in the construction of Phase 1A. We also may purchase options to acquire, from the current property owners, tracts of property necessary for future phases.

If we are unable to acquire control of the Cataloochee companies, we expect to invest substantially all of our net offering proceeds, after payment of our offering expenses, in the preparation of a new master plan for the Project, identification of an appropriate location for the Project,

Until we invest the proceeds of this offering as described in this prospectus, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to use the proceeds. For more information, see "Estimated Use of Proceeds," beginning on page 39 of this prospectus.

Q:
Will you use the proceeds of this offering to acquire the Cataloochee companies?

A:
No. We will not pay any of the net proceeds of this offering to Crownikk USA, LLC, the current owner of the Cataloochee companies, to acquire the Cataloochee companies. Instead, we have agreed to issue Crownikk warrants entitling it to purchase up to $15 million of our common shares, at a nominal purchase price of $0.0001 per share. We refer to the warrants as having a "face value" of $15 million. The specific number of shares that Crownikk may purchase upon exercise of the warrants will be determined at the time the warrants are exercised, based on a conversion price which will be $10.00 upon issuance of the warrants and may be adjusted upon the occurrence of certain future conditions. At the original conversion price of $10.00, Crownikk would be entitled to purchase 1,500,000 of our common shares. For more information on these warrants, see "Description of Shares—Common Shares—Crownikk Warrants," beginning on page 68 of this prospectus.

  We may incur certain expenses, such as legal fees and filing fees with government agencies, in connection with the acquisition of the Cataloochee companies. We may use a portion of the net proceeds of this offering to pay those expenses. We do not believe that those expenses will require the use of a material portion of the offering proceeds.

Q:
Will the proceeds of this offering be enough to construct the Project?

A:
No. As of the date of this prospectus, we estimate the total cost to complete Phase 1 of the Project, according to the Cataloochee Development Plan to be:

•
Approximately $210 million for the "Village Commons" lifestyle shopping center in Phase 1A;

•
Approximately $120 million for the "Wilderness Lodge" hotel, conference center, and spa in Phase 1B; and

•
Approximately $140 million for the "Village Plaza" mixed-use plaza in Phase 1C.

Therefore, we expect to need an additional $209 million to complete Phase 1A, and $260 million to complete the remainder of Phase 1. Phase 2 of the Project is expected to cost approximately $350 million and Phase 3 is expected to cost approximately $235 million.

If we are unable to acquire control of the Cataloochee companies, we expect to require an additional $10 to $15 million—and six to 18 months—to identify a new location for the Project and develop a new master plan. We expect that construction of the Project according to a new master plan, and not the Cataloochee Development Plan, would require substantially the same total cost.

Q:
How will you raise the additional funds to construct the Project?

A:
We will raise additional funds through a combination of debt and equity financing, which may include loans from banks or other financial institutions; sales of debt securities; sales of equity securities; or other transactions. To secure additional financing, we may be required to accept terms that give future lenders or investors rights that are senior or preferred to the rights of the common shares offered in this offering; those terms may include liens on real property; security interests on other assets of EquiTrust USA; sinking-fund redemption rights; preferential dividend and/or liquidation rights; and/or rights to require EquiTrust USA to register securities for resale under U.S. securities laws.

Q:
What have you done to raise additional funds?

A:
To raise the additional funds necessary to construct the Project, we have:

•
Commenced a private offering of our Series A Convertible Preferred Shares to purchasers who are "accredited investors" as defined in applicable SEC regulations; for more information about this offering, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Private Offering of Series A Shares," beginning on page 42 of this prospectus, and "Description of Shares—Preferred Shares—Series A Shares," beginning on page 69 of this prospectus.

•
Engaged in negotiations with financial institutions that could provide debt financing.

Q:
What will happen to an investment if you are unable to raise the additional funds?

A:
If we are unable to raise the necessary funds, we expect construction of the Project to be delayed. A delay in the Project would delay our ability to begin making distributions to stockholders. If we faced a very long delay, our board of trustees could use its power to change our investment strategy, which could change the nature of your investment in us.

Q:
If I buy shares, will I receive distributions and how often?

A:
We have not paid any distributions as of the date of this prospectus. Considering the scope and capital requirements for development of the Project, we do not expect to begin cash distributions before 2019. Once we begin making cash distributions, we intend to pay cash distributions on a monthly basis based on daily record dates. We may also make special stock distributions.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). Our board of trustees may authorize distributions in excess of those required for us to maintain REIT status, depending on our financial condition and such other factors as our board of trustees deems relevant.

Our board of trustees considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions for several years, until early phases of the Project are completed and generating rental income. It is possible that, at least during the early stages of our development and from time to time during our operational stage, we may declare cash distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, to the extent permitted by Maryland law, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings, although we have no present intention to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have fewer funds available for the acquisition of real estate and development of the Project, and your overall return may be reduced. Further, to the extent cash distributions exceed cash flow from operations, a stockholder's basis in our shares will be reduced and, to the extent distributions exceed a stockholder's basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations.

In addition to cash distributions, our board of trustees may declare special stock distributions. Although there are a number of factors that we will consider in connection with such a declaration, such stock distributions are most likely to be declared if our board of trustees believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common shares in this offering at the current offering price would dilute the value of a share to our then existing stockholders. Such a stock distribution would be intended to have the same effect as raising the price at which our common shares are offered.

We have not established a minimum distribution level, and our declaration of trust does not require that we make distributions to our stockholders. We will make distributions with respect to the common shares, if any, in our sole discretion. No distributions will be made with respect to shares of convertible stock.

Q:
Will the distributions I receive be taxable as ordinary income?

A:
Yes and No. Generally, distributions that you receive will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. As a REIT, we are only required to distribute 90% of our taxable income each year in order to maintain our REIT status. We expect that some portion of your distributions will not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled "Material U.S. Federal Tax Considerations."

Q:
How do I decide if an investment in the company's shares is appropriate for me?

A:
An investment in our shares may be appropriate as part of your investment portfolio if:

•
You satisfy the minimum suitability standards described in this prospectus.

•
You seek to diversify your portfolio by allocating a portion of your portfolio to a long-term investment in commercial real estate, which is not correlated to the stock market.

•
You do not seek to receive current income through payment of regular monthly cash distributions, since we do not expect to make cash distributions until 2019 at the earliest.

•
You seek significant capital appreciation by investing in our long-term development of the Project, and can bear the significant risk of a complete loss of your investment.

•
You are able to hold your investment in our shares as a long-term investment due to the absence of a liquid market for our shares.

Q:
What are some of the more significant risks of investing in your shares?

A:
An investment in our shares is subject to significant risks. You should carefully consider the information set forth under "Risk Factors," beginning on page 13 of this prospectus, for a discussion of the material risk factors relevant to an investment in our shares. Some of the more significant risks include the following:

  Risks Relating to our Business

  •
  We are a new company with minimal assets and no operating history.

  •
  Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

  •
  Our trustees and executive officers have no experience launching an investment of this type or in operating a REIT, and we may not be able to operate as a REIT.

  •
  Our board of trustees can change our investment policies and investment strategy at any time and without notice, which could change nature of your investment in us.

  •
  Our board of trustees currently provides no independent oversight of the investment decisions by our management.

  •
  We have no experience operating as a public company.

  •
  We will require significant equity and debt financing to develop the Project, which may not be available on commercially favorable terms, if at all.

  •
  Our cash flow may not be sufficient to meet our payment obligations on our indebtedness.

  •
  We may fail to identify or retain employees and/or consultants with key skills.

  •
  If we enter into joint ventures, the actions of our joint venture partners may have negative effects on our performance.

  •
  The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to develop the Project and pay distributions.

  •
  Your return may be reduced if we are required to register as an investment company under the Investment Company Act.

  Risks Relating to the Project

  •
  We have not acquired control of the Cataloochee companies, and do not have the right to use the Cataloochee Development Plan to develop the Project.

  •
  We may not be able to acquire the necessary properties to develop the Project.

  •
  We will face risks associated with development of unimproved property, including risks of construction activities.

  •
  The Project cannot begin construction immediately: significant additional work must be performed, and we cannot begin the work without the proceeds of this offering.

  •
  We may fail to successfully enter into agreements with strategic partners necessary to successfully develop the Project.

  •
  In the early years of the Project, we will depend on tenants for our revenue, especially in the retail sector, and we may suffer adverse consequences from lease terminations and/or the bankruptcy or insolvency of our tenants.

  •
  We may suffer adverse consequences due to the bankruptcy or insolvency of our tenants.

  •
  We will face competition from established resort and retail properties.

  •
  Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

  •
  Lease exclusivity provisions may limit flexibility in leasing or re-leasing properties in the Project, especially in Phase 1A of the Project.

  Risks Relating to Investing in Real Estate

  •
  As we begin completing phases of the Project, we will be subject to inherent risks from real estate investments.

  •
  Economic conditions may adversely affect our income.

  •
  Inflation may adversely affect our financial conditions and results of operations.

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  Operating expenses may increase in the future and, to the extent these increases cannot be passed on to our tenants, our cash flow and our operating results would decrease.

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  We will depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

  •
  An increase in real estate taxes may decrease our income from properties.

  •
  We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

  •
  Uninsured losses or premiums for insurance coverage may adversely affect your returns.

  •
  The costs of complying with environmental laws and other laws and regulations may adversely affect our income and the cash available for any distributions.

  •
  Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

  •
  We may acquire properties in regions that are particularly susceptible to natural disasters.

  •
  We may incur significant costs to comply with the Americans With Disabilities Act or similar laws.

  Risks Relating to Debt Financing

  •
  We will require substantial additional debt financing to complete Phase 1A of the Project.

  •
  As a newly formed company, we may be unable to secure debt financing on attractive terms or at all.

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  Continued disruption in the financial markets could adversely affect our ability to finance or refinance investments and the ability of our future tenants to meet their obligations, which could affect our ability to meet our financial objectives.

  •
  If we are unable to borrow at favorable rates, we may not be able to acquire new properties or to improve properties, which could reduce our income and the amount of distributions that we can make to you.

  •
  Our payment obligations on borrowings will reduce funds available for distributions.

  •
  If our payment obligations are secured by our properties, our inability to pay the principal or interest when due may result in loss of the properties.

  •
  Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

  •
  Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

  •
  We may be contractually obligated to purchase properties, even if we are unable to secure financing for the transaction.

  Risks Relating to this Offering

  •
  There is no public market for our shares, and you may not be able to sell our shares.

  •
  The offering price for our shares was determined by our board of trustees.

  •
  Investors will experience substantial dilution in the net tangible book value of their shares equal to the offering costs associated with those shares.

  •
  This is a direct participation offering with no minimum offering amount, and the number and type of investments will depend on the proceeds raised in this offering.

  •
  We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.

  Risks Relating to our Corporate Structure

  •
  Our rights, and the rights of our stockholders, to recover claims against our officers and trustees are limited.

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  Our board of trustees may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a "control premium" for his or her shares.

  •
  Our declaration of trust permits our board of trustees to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

  •
  Our declaration of trust places limits on the amount of common shares that any person may own without the prior approval of our board of trustees.

  •
  Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a "control share acquisition."

  Risks Relating to Income Tax

  •
  If we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected.

  •
  If we fail to invest a sufficient amount of the net proceeds from this offering in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

  •
  To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs.

  •
  Our REIT qualification could be negatively affected by preferential dividends.

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  Certain of our business activities are potentially subject to the prohibited transaction tax.

  •
  In certain circumstances, we may be subject to federal, state and local income taxes as a REIT, which would reduce our cash available to pay distributions to you.

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  Legislative or regulatory action could adversely affect investors.

  Risks Relating to ERISA

  •
  Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

Q:    What kind of offering is this?

A:
We are offering a maximum of 100,000 shares at a price of $10.00 per share. There is no minimum amount of shares that we must sell in our direct offering; therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

  We are offering the shares without any underwriting discounts or commissions. We intend for our common shares to be sold by our officers and directors. Such persons will not be paid any commissions for such sales.

  No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into an account under our sole control.

  If you choose to purchase shares in this offering, you will need to fill out a subscription agreement and pay for the shares at the time you subscribe. Within ten days, and generally within twenty-four hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten days after we received it.

  A sale of the shares may not be completed until at least five business days after you receive the final prospectus, as supplemented. At that time, offering proceeds we have received from you may be used for our business and corporate purposes.

Q:    How long will the offering last?

A:
This offering will end no later than July 12, 2014, unless extended. Our board may terminate this offering at any time and may extend the "best efforts" offering for an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of commencing this offering or the effective date of the subsequent registration statement. If we decide to extend the "best efforts" offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.

  The offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop offering and selling in any state in which the registration is not renewed annually.

Q:    Will I receive a stock certificate?

A:
No, unless expressly authorized by our board of trustees. In this offering, we anticipate that all common stock will be issued only in book entry form. The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces our offering costs.

Q:    Will fractional shares be issued?

A:
No, we will not issue fractional common shares in this offering.

Q:    Is there any minimum required investment?

A:
Yes. Individuals must initially invest at least $3,000 and tax-exempt entities must initially invest at least $1,000. The minimum amount of any subsequent investments is $100.

Q:    After I subscribe for shares, can I change my mind and withdraw my money?

A:
Prior to the time we accept your subscription, you may rescind your subscription. If you choose to rescind your subscription, all subscription payments we have received from you will be returned to you within ten business days of your written notice to us of your election to rescind. You generally will not be able to rescind your subscription after we accept your subscription.

Q:    Are there any special restrictions on the ownership or transfer of shares?

A:
Yes. Our declaration of trust contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of trustees. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.

Q:    Will I be notified how my investment is doing?

        Yes. We will provide you with periodic updates on the performance of your investment with us, including:

  •
  supplements to the prospectus during the offering period;

  •
  an annual report to shareholders;

  •
  annual, quarterly, and periodic reports on Forms 10-K, 10-Q, and 8-K, as required by SEC rules; and

  •
  an annual IRS Form 1099.

        We intend to provide annually the estimated value of our shares and to include this information in our annual report. Until 18 months after we have completed this offering, we intend to use the $10.00 offering as our estimated per share value of our shares. This estimated per share value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. See "Risk Factors—Risks Related to This Offering," beginning on page 29 of this prospectus, and "Material U.S. Federal Tax Considerations," beginning on page 79. We will also be filing quarterly reports with the Securities and Exchange Commission (SEC), which are available to investors.

Q:    When will I get my detailed tax information?

A:
Your IRS Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Q:    Who can help answer my questions?

A:
If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact us:

EquiTrust USA
3475 Piedmont Rd, NE, Suite 1200
Atlanta, GA 30305
Phone: (770) 444-9630
Fax: (770) 226-5357
Attention: Donald C. Buenger, Chair

RISK FACTORS

        An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We are a new company with minimal assets and no operating history.

        We were formed in October 2012 to raise equity capital to acquire real estate in the southeastern United States and to develop it as a luxury resort complex, consisting of hotel, commercial, and residential uses. We do not own any real estate or have any assets other than our business plan. Because we are a new entity, we have no business history on which our historical performance or an evaluation of our future prospects can be made. You must consider our prospects in light of the substantial risks, expenses and difficulties encountered in commercial and residential real estate development.

        We believe that the Cataloochee companies' master development plan for the Cataloochee Wilderness Resort (which we refer to the as "the Cataloochee Development Plan") satisfies our requirements for the Project. To obtain control of the Cataloochee Development Plan, we have entered into definitive agreements to acquire 100% of the ownership of the Cataloochee companies. We expect to completed the contemplated acquisitions prior to commencing this offering, but we cannot assure you that we can do so. If we do complete the acquisitions, the Cataloochee companies own no property or assets other than the Cataloochee Development Plan, and we cannot be sure we will be able to acquire the specific properties envisioned by the Cataloochee Development Plan in its current form.

        We also have entered into preliminary purchase negotiations with the owners of other resort and entertainment properties in Haywood County, North Carolina. These properties are near, but not part of, the undeveloped tracts that are envisioned by the Cataloochee Development Plan to be part of the Cataloochee Wilderness Resort. We have not entered into definitive agreements to purchase these properties, and we cannot guarantee you that we will be able to acquire them, or any other properties.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

        As of July 12, 2013, we owned no property. In the Development Plan for Cataloochee Wilderness Resort, the Cataloochee companies have identified properties in Haywood County, North Carolina that would be required to complete the Project according to the Development Plan, but we have not yet negotiated agreements to purchase those properties. We have entered into preliminary purchase negotiations with the owners of other properties in Haywood County, but we have not yet negotiated agreements to purchase those properties. We will not provide you with information to evaluate our investments prior to our acquisition of properties, other than through our disclosures required by the rules of the SEC. We will seek to make a substantial portion of our investments in contiguous parcels of real estate. For a more detailed discussion of our investment policies, see "Investment Objectives and Related Policies," beginning on page 45 of this prospectus.

Our trustees and executive officers have no experience launching an investment of this type or in operating a REIT, and we may not be able to operate as a REIT.

        Mr. Buenger, the sole member of our board of trustees, and Mr. Pospisil, our executive officer in charge of the development of the Project, have extensive experience in development of resort properties, but neither has any experience launching a "blind pool" offering, raising money from passive investors to invest in real estate, or operating a REIT. There is a risk that the past experience of our leadership team will not be sufficient to properly operate our company as a REIT. Upon completion of this offering, we will be required to develop and implement control systems and procedures in order to qualify and maintain our qualification as a REIT. This transition could place a significant strain on our management, management systems, infrastructure and other resources. Our failure to maintain our qualification as a REIT would have an adverse effect on our financial condition, results of operations, and cash flow and. See "—Risks Related to Income Tax—If we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected," below.

Our board of trustees can change our investment policies and investment strategy at any time and without notice, which could change nature of your investment in us.

        Our declaration of trust places no limits on the discretion of our board of trustees to formulate or revise our investment policies. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by a majority of the trustees, without the approval of our stockholders. As a result, the nature of your investment could change without your consent. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and commercial real property market fluctuations, all of which could materially adversely affect our ability to achieve our investment objectives.

Our board of trustees currently provides no independent oversight of the investment decisions by our management.

        Mr. Buenger, the sole member of our board of trustees, also serves as our principal executive officer. For this reason, our board of trustees is not independent of our management, and cannot provide independent oversight of our management's investment decisions.

We have no experience operating as a public company.

        The members of our board of trustees have no prior experience operating a publicly-traded company. Upon completion of this offering, we will be subject to statutes and regulations that apply to public companies, including the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002, and rules and regulations established by the Securities and Exchange Commission, or SEC. There is a risk that we will be unable to timely meet the SEC's disclosure requirements, or otherwise comply with laws and rules applicable to public companies. We will be required to develop and implement control systems and procedures in order to satisfy our periodic and current reporting requirements under applicable SEC regulations. This transition could place a significant strain on our management, management systems, infrastructure and other resources. Our failure to operate as a public company could have an adverse effect on our financial condition, results of operations, and cash flow.

We will require significant equity and debt financing to develop the Project, which may not be available on commercially favorable terms, if at all.

        We expect to require substantial capital to execute our business and construct and develop the Project—whether pursuant to the Cataloochee Development Plan or not—and for general working capital. The success of your investment will depend on our ability to continue to finance the development of the Project through debt and equity financing.

        We cannot predict whether additional sources of financing will be available to us in the future. Our access to debt or equity financing depends on banks' willingness to lend and on conditions in the capital markets, and we may not be able to secure additional sources of financing on commercially acceptable terms, if at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to execute our business plan, acquire , which would have a material and adverse effect on our business, results of operations and financial condition.

Our cash flow may not be sufficient to meet our payment obligations on our indebtedness.

        We will require substantial cash flow to meet interest payment obligations on indebtedness and other borrowings. If we are unable to generate sufficient cash flow from operations to satisfy these obligations, or if we are required to make any substantial principal repayments, we may have to refinance some or all of our debt or sell assets. If we default on any secured indebtedness, the lender may foreclose and we could lose our entire investment in the asset securing the loan.

We may fail to identify or retain employees and/or consultants with key skills.

        As of July 12, 2013, we had two executive officers, Mr. Buenger and Mr. Pospisil, both serving with no compensation, and no employees. We will be required to retain employees and consultants in order to fulfill our corporate objectives, including development of the Project and compliance with our obligations as a REIT and as a public company. Our future performance will depend on our ability to successfully identify and retain officers and employees with the necessary skills, and to integrate them into our management team.

        Failing to recruit necessary personnel, or losing key personnel after recruiting them, would impede our ability to attain our corporate and development objectives. There is intense competition for qualified personnel in the real-estate development field, and we may not be able to attract and retain the qualified personnel we would need to develop our business.

If we enter into joint ventures, the actions of our joint venture partners may have negative effects on our performance.

        We may enter into joint ventures with third parties. Our organizational documents do not limit the amount of funds that we may invest in these joint ventures. We intend to develop and acquire properties through joint ventures with other persons or entities when warranted by the circumstances. The venture partners may share certain approval rights over major decisions and these investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to:

  •
  that current economic conditions make it more likely that our co-member, co-venturer or partner in an investment may become bankrupt, which would mean that we and any other remaining general partners, members or co-venturers would generally remain liable for the partnership's, limited liability company's or joint venture's liabilities;

  •
  that our co-member, co-venturer or partner may have economic or business interests or goals which are or which become inconsistent with our business interests or goals, and we and our venture partner may not agree on all proposed actions to certain aspects of the venture;

  •
  that our co-member, co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our objective to qualify as a REIT;

  •
  that, if our partners fail to fund their share of any required capital contributions, we may be required to contribute that capital;

  •
  that joint venture, limited liability company and partnership agreements often restrict the transfer of a co-venturer's, member's or partner's interest or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms;

  •
  that our relationships with our partners, co-members or co-venturers are contractual in nature and may be terminated or dissolved under the terms of the agreements and, in each event, we may not continue to own or operate the interests or assets underlying the relationship or may need to purchase these interests or assets at an above-market price to continue ownership;

  •
  that disputes between us and our partners, co-members or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and trustees from focusing their time and effort on our business; and

  •
  that we may in certain circumstances be liable for the actions of our partners, co-members or co-venturers.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to develop the Project and pay distributions.

        We expect to deposit our cash and cash equivalents in several banking institutions in an attempt to minimize exposure to the failure or takeover of any one of these entities. However, the Federal Insurance Deposit Corporation, or FDIC, generally only insures limited amounts per depositor per insured bank. Through 2013, the FDIC is insuring up to $250,000 per depositor per insured bank for interest-bearing accounts. If our deposits exceed these federally insured levels and if any of the banking institutions in which we have deposited our funds ultimately fails, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest.

Your return may be reduced if we are required to register as an investment company under the Investment Company Act.

        EquiTrust USA is not registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

  •
  limitations on capital structure;

  •
  restrictions on specified investments;

  •
  prohibitions on transactions with affiliates; and

  •
  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

        We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that EquiTrust USA and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is not deemed to be an "investment company" if it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is not deemed to be an "investment company" if it neither is engaged, nor proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire "investment securities" having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the "40% test."

        We believe that EquiTrust USA and any wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. In the event that the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of "investment company," we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

        The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for exemption from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an "investment company" provided by Section 3(c)(5)(C) of the Investment Company Act.

        A change in the value of any of our assets could cause us to fall within the definition of "investment company" and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

        If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

RISKS RELATING TO THE PROJECT

We have not yet acquired control of the Cataloochee companies, and do not have the right to use the Cataloochee Development Plan to develop the Project.

        We believe that the Cataloochee Development Plan satisfies our requirements for the Project, we have entered into definitive agreements to acquire 100% of the ownership of the Cataloochee companies to obtain control of the Cataloochee Development Plan, and we expect to complete the transactions contemplated by the acquisition agreements before beginning this offering. However, if we fail to complete the acquisition of the Cataloochee companies, we will be unable to use the design concepts and other intellectual property embodied in the Cataloochee Development Plan. In that case, we will have to identify a new location, develop a new master plan for the Project, and begin acquiring developed or undeveloped tracts of land without the assistance of Jonathan Land. We project those additional activities would require 18 months to two years and cost $10 million or more, in addition to our current time and cost estimates to develop the Project.

We may not be able to acquire the necessary properties to develop the Project.

        Our corporate strategy depends on development of the Project, as described in "Investment Objectives and Related Policies—Development of the Project," beginning on page 47 of this Prospectus. We believe that the Cataloochee Development Plan satisfies our requirements for the Project, and we have entered into definitive agreements to acquire 100% of the ownership of the Cataloochee companies to obtain control of the Cataloochee Development Plan.

        We expect that development of the entire Project, and even development of the lifestyle shopping center in Phase 1A (referred to as the "Village Commons" in the Cataloochee Development Plan), will require us to acquire multiple parcels of real property from multiple owners. In the Cataloochee Development Plan, the Cataloochee companies have identified properties in Haywood County, North Carolina that would be required to complete the Cataloochee Wilderness Resort according to the Cataloochee Development Plan. Neither EquiTrust nor the Cataloochee companies have negotiated agreements to purchase those properties. As described in more detail in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Agreements with Jonathan Land Company, LLC," beginning on page 42 of this prospectus, and in "Investment Objectives and Related Policies—Acquisition of Properties—Agreements with Jonathan Land Company, LLC," beginning on page 54, the Cataloochee companies have negotiated fixed-price purchase agreements with Jonathan Land Company, LLC (which we refer to as "Jonathan Land") for specific parcels at fixed prices. To fulfill its obligations to the Cataloochee companies. Jonathan Land will acquire properties, retain ownership until the Cataloochee companies have raised sufficient funds, and re-sell the properties to the Cataloochee companies at the previously agreed purchase price. However, none of the purchase agreement between the Cataloochee companies and Jonathan Land for specific properties have been executed or delivered, and to our knowledge Jonathan Land has not acquired the properties that would be subject to those contracts. Whether we act directly or indirectly through Jonathan Land Company, LLC, we may be unable to acquire the necessary properties, to acquire them on favorable terms, or to acquire them in a timely manner.

        Our ability to acquire properties on favorable terms, or at all, is subject to the following significant risks:

  •
  potential inability to acquire a desired property because of competition from other real estate investors with significant capital, including publicly-traded REITs, private equity investors, and institutional investment funds, which may be able to accept more risk than we can prudently manage, including risks with respect to the geographic proximity of investments and the payment of higher acquisition prices;

  •
  significant costs and diversion of management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are subsequently unable to complete;

  •
  competition from other potential acquirers, which may significantly increase the purchase price even if we are able to acquire a desired property;

  •
  execution risks that arise from entering into agreements for the acquisition of properties, which generally are subject to customary conditions to closing, including the satisfactory completion of our due diligence investigations; and

  •
  inability to finance the acquisition on favorable terms or at all.

        If we are unable to finance property acquisitions or acquire properties on favorable terms, or at all, our financial condition, results of operations, cash flow and per-share trading price of our common shares could be adversely affected.

We will face risks associated with development of unimproved property, including risks of construction activities.

        In developing the Project, whether according to the Cataloochee Development Plan or otherwise, we expect to acquire unimproved real property, and to engage in development and redevelopment activities with respect to that property. As a result, we will be subject to certain risks associated with the development and construction of real property, including:

  •
  the availability and pricing of financing on favorable terms or at all;

  •
  Construction and/or lease-up delays;

  •
  Cost overruns, including construction costs that exceed our original estimates;

  •
  Contractor and subcontractor disputes, strikes, labor disputes or supply disruptions;

  •
  Failure to achieve expected occupancy and/or rent rates within the projected time frame, if at all; and

  •
  Delays with respect to obtaining or the inability to obtain necessary zoning, occupancy, land use and other governmental permits, and changes in zoning and land use laws.

        Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to developers before they complete construction. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer. These and other factors can result in increased costs or loss of our investment. If a contractor fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have an adverse effect on our financial condition, results of operations, and cash flow.

The Project cannot begin construction immediately: significant additional work must be performed, and we cannot begin the work without the proceeds of this offering.

        The Cataloochee Development Plan is a concept plan. It describes the Cataloochee Wilderness Resort—the buildings to be constructed, the finishes to be employed, the roads and landscape features to be installed—at a level of abstraction necessary to guide the development of the Project, identify the necessary properties, and begin negotiations with potential partners and tenants. To begin construction, each phase must go through "design development" and eventually the preparation of final construction documents. For the "Village Commons" to be developed in Phase 1A of the Cataloochee Development Plan, we expect this phase to require at least nine months; we expect the same work for future phases to require similar periods. In a best-case scenario—successful completion of the acquisition of the Cataloochee companies, of this offering, and of initial property acquisition during the summer and fall of 2013—we could not start construction of the "Village Commons" until early 2014.

        Design development and preparation of final construction documents also require the services of experienced architects. EquiTrust cannot presently afford to retain such services. Even if we successfully negotiate acquisition agreements for properties and commercial debt financing to acquire them, we will be unable to begin development of Phase 1A if we are unable to complete at least a minimum amount of this offering. Failure to raise sufficient proceeds in the offering, or delay in concluding the offering, could result in our inability to begin the Project in a timely manner.

We may fail to successfully enter into agreements with strategic partners necessary to successfully develop the Project.

        Our success will depend, in part on our ability to enter into agreements with key strategic partners capable of assisting us in completing the Project. For example, we may find it necessary or desirable to engage a manager of commercial real estate to assist us in developing and/or managing the lifestyle shopping center to be developed in Phase 1A. See "Investment Objectives and Related Policies—Development of the Project—Retail property," beginning on page 48 of this prospectus. If we fail to enter into agreements with key strategic partners, we will be unable to adequately provide project services necessary for the Project, and we will be unable to develop the Project as anticipated. Our failure to develop the Project as anticipated would have a negative effect on our financial condition, results of operations, and cash flow, and could require us to revise our investment strategy.

In the early years of the Project, we will depend on tenants for our revenue, especially in the retail sector, and we may suffer adverse consequences from lease terminations and/or the bankruptcy or insolvency of our tenants.

        We believe that, if the Project is fully developed, our business will be naturally diversified across the retail, lodging, and housing sectors, and therefore hedged against sector-specific risks. However, once we acquire the Cataloochee companies and begin developing the Project in accordance with the Cataloochee Development Plan, then at least until development of the "Wilderness Lodge" hotel complex is completed in Phase 1B, our business will be highly dependent on leasing to tenants, especially in the retail sector. See "Investment Objectives and Related Policies—Development of the Project," beginning on page 47 of this prospectus. We expect this risk to be substantially similar if we develop the Project according to a different master plan. Any of our tenants may experience a change in their business at any time. The retail sector in particular has been, and could continue to be, adversely affected by weakness in the national, regional and local economies, the level of consumer spending and consumer confidence, the adverse financial condition of some large retailing companies, ongoing corporate consolidation in the retail sector, the excess amount of retail space in a number of markets, and increasing competition from discount retailers, outlet malls, internet retailers and other online businesses. As a result, our tenants may delay lease commencements, decline to extend or renew their leases upon expiration, fail to make rental payments when due, or declare bankruptcy. Any of these actions could result in the termination of the tenants' leases, the expiration of existing leases without renewal, and the loss of rental income attributable to the terminated or expired leases. Any of these outcomes could adversely affect the income produced by the Project, which may harm our operating performance, thereby limiting our ability to make distributions to our stockholders.

We may suffer adverse consequences due to the bankruptcy or insolvency of our tenants.

        In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment and re-letting the affected portions of the "Village Commons" to be developed in Phase 1A of the Cataloochee Development Plan, or any similar phase of the Project developed under a different master plan, or any phases of the Project we develop in the future. It is unlikely that a bankrupt tenant will pay, in full, amounts owed to us under a lease. A bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

We will face competition from established resort and retail properties.

        Once we begin developing the Project, we will compete with numerous developers, owners, and operators of shopping center properties, many of which may own properties similar to ours in the market in which the Project ultimately is situated. As we further develop the Project, we will face additional competition from developers, owners, and operators of luxury resort properties, either in the same region as the Project, or even nationally.

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  As an example of regional competition, we expect that the Grove Park Inn and the Estate at Biltmore, both in Asheville, will compete with the "Wilderness Lodge" to be developed in Phase 1B (and possibly later phases of the Project); the Project also will face competition from a number of competing resorts, vacation shopping destinations, and residential developments in western North Carolina.

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  As an example of national competition, we expect that the Project may face competition as a "destination attraction" for visitors' potential entertainment spending from the Walt Disney World and Disneyland resorts operated by The Walt Disney Company.

        If our competitors offer more attractive financial terms to potential retail tenants, lodging operators, or condominium property management companies, or have greater marketing budgets to attract visitors to the development, we may lose existing or potential tenants and we may be pressured to reduce our rental rates or to offer more substantial rent abatements, tenant improvements, early termination rights or below- market renewal options in order to attract tenants or to retain tenants when their eases expire. We further may be pressured to increase our marketing budget for the Project in order to attract visitors to the Project. As a result, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

        Assuming we develop the Project as envisioned by the Cataloochee Development Plan, we will have acquired properties concentrated in in western North Carolina. Our operating results therefore are likely to be impacted by economic changes affecting western North Carolina or the southeastern United States. A decline in economic conditions in either western North Carolina or the southeastern United States would affect adversely our ability to finance and/or generate cash flow from the Project. Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties.

        Developing the Project in a different location using a master plan other the Cataloochee Development Plan faces much the same risk. The Project envisions development of a substantially contiguous series of properties, which cannot be diversified by geography. Siting the Project outside of western North Carolina would avoid local and regional economic changes affecting that area, but the Project nonetheless would be subject to local and regional economic changes affecting the Project location.

Lease exclusivity provisions may limit flexibility in leasing or re-leasing properties in the Project, especially in Phase 1A of the Project.

        In the case of leases with retail tenants, the majority of the leases contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

RISKS RELATING TO INVESTING IN REAL ESTATE

As we begin completing phases of the Project, we will be subject to inherent risks from real estate investments.

        Real estate investments are subject to varying degrees of risk, including the inherent cyclical nature of real estate investments. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the Resort does not generate sufficient revenues to enable us to meet our operating expenses, including debt service and Company expenditures, our ability to pay distributions to our investors will be adversely affected.

        The revenues derived from and value of commercial and retail properties such as those to be developed as part of the Project, may be affected adversely by a number of factors, including:

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  The cyclical nature of the real estate market, which is characterized by periods of significant expansion and contraction in the amount of building activity and the availability of financing;

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  The national economic climate;

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  The local economic climate, which may be impacted adversely by business closings, industry slowdowns and other factors;

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  Local real estate conditions, such as oversupply of or reduced demand for specific product;

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  The perceptions by prospective tenants of the safety, convenience and attractiveness of the property;

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  The ability of the owner to provide adequate management, maintenance and insurance;

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  Increased operating costs, including real estate taxes and utilities;

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  Adverse use of adjoining land;

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  Decline in the general location where the investment is located;

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  Condemnation;

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  The adverse effects of poor construction and design materials;

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  Changing government regulations, including tax and environmental laws and regulations;

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  Unforeseeable topographic and subsurface conditions of the Project property;

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  Utility availability and capacity; and

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  Inability to zone, re-zone or annex (or avoid annexation of) any of the Project property.

        Certain significant expenditures associated with any real estate development (such as debt payments, real estate taxes, insurance and maintenance costs) generally are not reduced when economic or market conditions cause a reduction in income from a development. In addition, real estate values and income from a property are also affected by such factors as potential liability under applicable laws and regulations, including tax laws and environmental laws.

Economic conditions may adversely affect our income.

        U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to take the necessary steps to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets will recover, the value of any properties we acquire may decline if current market conditions persist or worsen.

        The continuing instability in the financial markets also has limited the availability of lines of credit and the degree to which people and entities have access to cash to pay rents or debt service. This illiquidity has the effect of increasing vacancies, increasing bankruptcies, and weakening interest rates commercial entities can charge consumers, which can all decrease the value of any properties we acquire. If conditions persist or worsen, the continued inability of our properties to produce income may weaken our return on our investments.

Inflation may adversely affect our financial conditions and results of operations.

        Increases in the rate of inflation may adversely affect our net operating income from leases with stated rent increases or limits on the tenant's obligation to pay its share of operating expenses, which could be lower than the increase in inflation at any given time. Inflation could also have an adverse effect on consumer spending, which may impact our tenants' sales and, with respect to those leases including percentage rent clauses, our average rents.

Operating expenses may increase in the future and, to the extent these increases cannot be passed on to our tenants, our cash flow and our operating results would decrease.

        Operating expenses, such as expenses for fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. There is no guarantee that we will be able to pass these increases on to our tenants. To the extent these increases cannot be passed on to our tenants, any increases would cause our cash flow and our operating results to decrease.

We will depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

        Public utilities, especially those that provide water and electric power, will be fundamental for the development and sound operation of the Project. The delayed delivery or any material reduction or prolonged interruption of these services could require us to delay the Project or result in an increase in our costs to obtain backup utility services. As tenants begin leasing space in the Project, any such interruption could allow certain tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

Restrictions affecting the real property may prohibit us from developing the identified real property as anticipated.

        After we begin acquiring property for the Project, certain restrictions on real property may prohibit us from developing the property as anticipated. Zoning and other restrictions on these properties, such as utilities, conservation and other easements may restrict our ability to execute our plan and develop the Project on time. We may suffer delay and expense in trying to revise or remove zoning or other restrictions on the Project properties.

An increase in real estate taxes may decrease our income from properties.

        Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes will increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through the tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

        The seller of a property often sells the property in its "as is" condition on a "where is" basis and "with all faults," without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well suffering delay and additional expense in the development of the Project.

Uninsured losses or premiums for insurance coverage may adversely affect your returns.

        The nature of the activities at certain properties we may acquire, especially construction activities associated with the development of the Project, will expose us and our tenants or operators to potential liability for personal injuries and, in certain instances, property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally require property owners to purchase specific coverage insuring against terrorism as a condition for providing mortgage, bridge or mezzanine loans. These policies may or may not be available at a reasonable cost, if at all, which could inhibit our ability to acquire, finance, or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot provide any assurance that we will have adequate coverage for these losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of the particular asset will likely be reduced by the uninsured loss. In addition, we cannot provide any assurance that we will be able to fund any uninsured losses.

The costs of complying with environmental laws and other laws and regulations may adversely affect our income and the cash available for any distributions.

        Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property. We could also be liable under applicable law to third parties for damages and injuries resulting from environmental contamination coming from our real properties.

        Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability and the environmental condition of the real properties owned by us may be affected by the operations of any tenants of the Resort, by the existing condition of the land, by operations in the vicinity of the real properties, such as the presence of underground storage tanks, and by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

        Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs the government incurs in connection with the contamination. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

We may acquire properties in regions that are particularly susceptible to natural disasters.

        We may acquire properties located in geographical areas that are regularly impacted by severe storms, such as hurricanes or tornados, or other natural disasters such as flooding or earthquakes. In addition, according to some experts, global climate change could result in heightened severe weather, thus further impacting these geographical areas. Natural disasters in these areas may cause damage to our properties beyond the scope of our insurance coverage, thus requiring us to make substantial expenditures to repair these properties and resulting in a loss of revenues from these properties. Any properties located near either coast will be exposed to more severe weather than properties located inland. Elements such as salt water and humidity in these areas can increase or accelerate wear on the properties' weatherproofing and mechanical, electrical and other systems, and cause mold issues over time. As a result, if the Project is sited in a coastal area, we may incur additional operating costs and expenditures for capital improvements at properties that we acquire.

We may incur significant costs to comply with the Americans With Disabilities Act or similar laws.

        Our properties in the Project will generally be subject to the Americans With Disabilities Act of 1990, as amended, which we refer to as the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. In addition, with respect to any apartment properties that ultimately are included in the Project, we also must comply with the Fair Housing Amendment Act of 1988, or the FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors.

        The requirements of the ADA or the FHAA will require particular attention in the development and construction of specific improvements and buildings in the Project. If we design or build improvements in a manner that does not comply with these requirements, we could be forced to remove access barriers and could suffer the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to develop our properties in a manner that complies with the ADA and the FHAA or place the burden on a third party, such as an architect or builder, to ensure compliance with these laws. However, we cannot provide assurance that we will be able to develop properties or allocate responsibilities in this manner. We may incur significant costs to comply with these laws.

RISKS RELATED TO FINANCING

We will require substantial additional equity and debt financing to begin the Project.

        We estimate the total cost to complete the "Village Commons" shopping center in Phase 1A of the Project to be approximately $180 million, and the total cost to construct the "Wilderness Lodge" hotel complex in Phase 1B to be approximately $120 million. Therefore, even if we raise the maximum amount of $1 million in this offering, we will need to obtain up to $300 million in additional equity and/or debt financing. In addition to raising working capital to begin design and construction of the project, a purpose of this offering is to raise working capital that can be used to pay the costs of raising additional debt or equity capital—legal fees, accounting fees, commissions or "finders fees", and similar expenses.

        Because most of the required financing will come in the form of debt financing, our business will be subject to the risks normally associated with debt financing, including the risk that cash flow will be insufficient to meet required payments of principal and interest, and the risk that indebtedness on our properties (which we will likely not have fully amortized at maturity) will not be able to be refinanced. If prevailing interest rates or other factors at the time of a refinancing result in higher interest rates on refinancing, interest expenses would increase, which would adversely affect funds from operations and ability to pay distributions. Further, if were are unable to meet debt payments, a secured lender could foreclose upon our properties, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to us.

As a newly formed company, we may be unable to secure debt financing on attractive terms or at all.

        EquiTrust USA was formed on October 12, 2012, and we have no operating history on which a lender could base a decision to extend credit to us. Further, until we complete this offering and begin acquiring properties, we have no assets that could secure debt financing. For these reasons, we may be unsuccessful in obtaining the necessary debt financing for our business; or the necessary debt financing may be available only on unattractive terms. If we are unable to obtain debt financing, we will be unable to finance acquisitions of the properties necessary for the Project, which would delay the Project until such time, if ever, as we are able to obtain financing. Even if available, debt financing may carry terms that negatively affect our ability to complete the Project or our profitability and cash flow. Among other things, loan terms may require us to maintain certain leverage ratios, which would reduce the total debt financing available to us (relative to a given level of equity investment), thereby requiring us to delay purchases of property for the Project and thus to delay or eliminate Project features. Delays in the Project, or reduction of the scope of the Project, could have a negative effect on our cash flow and results of operations, and on the funds available for distributions to stockholders.

Continued disruption in the financial markets could adversely affect our ability to finance or refinance investments and the ability of our future tenants to meet their obligations, which could affect our ability to meet our financial objectives.

        During the recent economic crisis, loans backed by real estate became increasingly difficult to obtain, and where obtainable, rates increased and terms became more onerous, as compared with prior years. Although we have recently seen a gradual improvement in capital market conditions, any reduction in available financing will affect our ability to achieve our financial objectives. Among other things, we may be unable to finance acquisitions of the properties necessary for the Project, which could delay the Project until such time, if ever, as we are able to obtain financing for such investments. Even where we are able to obtain financing, higher costs of borrowing may negatively affect our profitability and cash flow. In addition, failure to obtain financing, or obtaining financing at reduced leverage ratios, will adversely affect our ability to develop the Project, by reducing the amount of property we can acquire with the capital available to us.

        In addition, the creditworthiness of our future tenants may be adversely affected if the lack of credit and available financing to fund their business operations returns. Any such effects could adversely impact our future tenants' ability to meet their ongoing lease obligations to us, which could in turn adversely affect our ability to make distributions.

If we are unable to borrow at favorable rates, we may not be able to acquire new properties or to improve properties, which could reduce our income and the amount of distributions that we can make to you.

        If we are unable to borrow money at favorable rates, we may be unable to acquire properties for the Project or refinance existing loans at maturity. Further, we may enter into loan agreements or other credit arrangements that require us to pay interest on amounts we borrow at variable or "adjustable" rates. Increases in interest rates will increase our interest expense on any variable rate debt, as well as any debt that must be refinanced at higher interest rates at the time of maturity. Our future earnings and cash flows could be adversely affected due to the increased requirement to service our debt and could reduce the amount we are able to distribute to our stockholders. Further, during periods of rising interest rates, we may be forced to sell one or more of our properties in order to repay existing loans, which may not permit us to maximize the return on the particular properties being sold.

Our payment obligations on borrowings will reduce funds available for distributions.

        We may, in some instances, acquire properties by assuming existing financing or borrowing new monies. We may also borrow money for other purposes to, among other things, satisfy the requirement that we distribute at least 90% of our annual "REIT taxable income," subject to certain adjustments to our stockholders, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes. Over the long term, however, payments required on any amounts we borrow reduce the funds available for, among other things, acquisitions, capital expenditures for existing properties or distributions to our stockholders because cash otherwise available for these purposes is used to pay principal and interest on this debt.

If our payment obligations are secured by our properties, our inability to pay the principal or interest when due may result in loss of the properties.

        Defaults on loans secured by a property or properties we own may result in us losing the property or properties securing the loan that is in default as a result of foreclosure actions initiated by a lender. Loss of a property or properties could delay the Project or prevent its development. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate properties. In these cases, we will likely be responsible to the lender for repaying the loans if the subsidiary is unable to do so. If any mortgage contains cross-collateralization or cross-default provisions, more than one property may be affected by a default.

        For tax purposes, a foreclosure is treated as a sale of the property or properties for a purchase price equal to the outstanding balance of the debt secured by the property or properties. If the outstanding balance of the debt exceeds our tax basis in the property or properties, we would recognize taxable gain on the foreclosure but would not receive any cash proceeds.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

        We may borrow monies on terms that do not require us to pay any principal until the maturity of the debt. During the period when no principal payments are required, the amount of each scheduled payment is less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan is not reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal required during this period. After the interest-only period, we may be required either to make scheduled payments of principal and interest or to make a lump-sum or "balloon" payment at or prior to maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related loan and will reduce the funds available for, among other things, distribution to our stockholders.

Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

        The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of trustees. In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss.

We may be contractually obligated to purchase properties, even if we are unable to secure financing for the transaction.

        We expect to finance a portion of the purchase price for each property that we acquire. However, to ensure that our offers are as competitive as possible, we do not expect to enter into contracts to purchase property that include financing contingencies. Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition. In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders. Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract. If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies.

RISKS RELATED TO THIS OFFERING

There is no public market for our shares, and you may not be able to sell our shares.

        There is no established public market for our shares and no assurance that one may develop. Our declaration of trust does not require our board of trustees to seek stockholder approval to liquidate our assets by a specified date, nor does our declaration of trust require our trustees to list our shares for trading by a specified date. Our board does not anticipate evaluating a liquidity event, other than a possible listing on a national securities exchange, until at least 2019. We may seek a listing of our common shares on a national securities exchange prior to 2019; but even if our board decides to so, there is no assurance that we will satisfy the listing requirements or that we will be approved for listing. Further, our declaration of trust limits any person or group from owning more than 9.8% in value of our outstanding shares or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common shares without prior approval of our board. These restrictions may inhibit your ability to sell your shares. You should purchase our shares only as a long-term investment because of the generally illiquid nature of the shares.

The offering price for our shares was determined by our board of trustees.

        Our board of trustees established the offering price of our shares in its sole discretion, and did not consider any projection of the book or net value of our assets or operating income. The offering price also is not based on an independent valuation. The offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

        To assist FINRA members and their associated persons that participate in this public offering of our common shares, we intend to disclose in each annual report distributed to stockholders a per share estimated value of the shares, the method by which it was developed, and the date of the data used to develop the estimated value. We intend to use the offering price per share in this offering as our estimated per-share value of our shares until eighteen months after the completion of this offering.

        Although this initial estimated value (the offering price in this offering) will represent the most recent price at which most investors are willing to purchase shares in this "best efforts" offering, this reported value likely will differ from the price at which a stockholder could resell his or her shares because: (1) there is no public trading market for the shares at this time; (2) the estimated value neither will reflect, and will not be derived from, the fair market value of our assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our public "best efforts" offering is net of selling commissions (if any), other organization and offering costs and acquisition fees and expenses; and (3) the estimated value will not take into account how market fluctuations will affect the value of our investments.

        In determining the estimated value of our shares by methods other than the price at which the shares are offered in this offering, we may estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. Accordingly, these estimates may not accurately reflect the fair market value of our investments and will not likely represent the amount of net proceeds that would result from an immediate sale of our assets.

Investors will experience substantial dilution in the net tangible book value of their shares equal to the offering costs associated with those shares.

        Investors who purchase our common shares in this offering will incur immediate dilution equal to the costs of the offering associated with those shares. This means that the investor who purchases common shares will pay a price per share that substantially exceeds the per-share net asset value.

This is a direct participation offering with no minimum offering amount, and the number and type of investments will depend on the proceeds raised in this offering.

        This offering is being made on a direct participation basis, meaning that we are offering shares through our directors and officers, who will not be compensated for selling our shares. There is no minimum amount of shares to be sold in this offering. Accordingly, we may not receive sufficient proceeds to fund our planned operations or the costs of this offering. If we are not able to raise sufficient proceeds, we will be unable to commence Phase 1A of the Project until we can assemble the necessary acreage. Such a delay in the Project would negatively affect our financial condition and results of operations, including cash flow available for distribution to stockholders.

We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.

        In April 2012, President Obama signed into law the JOBS Act. We are an "emerging growth company," as defined in the JOBS Act, and therefore are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that normally are applicable to public companies. For so long as we remain an emerging growth company, we will not be required to (1) comply with the auditor attestation requirements of

Section 404 of the Sarbanes-Oxley Act of 2002, (2) submit certain executive compensation matters to stockholder advisory votes pursuant to the "say on frequency" and "say on pay" provisions of Section 14A(a) of the Exchange Act (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions of Section 14A(b) of the Exchange Act (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations), (3) disclose more than two years of audited financial statements in a registration statement filed with the SEC, (4) disclose selected financial data pursuant to the rules and regulations of the Securities Act (requiring selected financial data for the past five years or for the life of the issuer, if less than five years) in our periodic reports filed with the SEC for any period prior to the earliest audited period presented in this registration statement, and (5) disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. We have not yet made a decision whether to take advantage of any of or all such exemptions. If we decide to take advantage of any of these exemptions, some investors may find our common shares a less attractive investment as a result.

        Additionally, under Section 107 of the JOBS Act, an "emerging growth company" may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means an "emerging growth company" can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to "opt out" of such extended transition period, and therefore will comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. This election is irrevocable.

        We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our annual gross revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates equals or exceeds $700 million after we have been publicly reporting for at least 12 months and have filed at least one annual report on Form 10-K with the SEC.

RISKS RELATED TO OUR CORPORATE STRUCTURE

Our rights, and the rights of our stockholders, to recover claims against our officers and trustees are limited.

        Under our declaration of trust, no trustee or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law permits the limitation of the liability of trustees and officers of a corporation and we may generally indemnify our trustees, officers, and employees for any losses or liabilities suffered by any of them as long as: (1) the trustees have determined in good faith that the course of conduct that caused the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the trustees (gross negligence or willful misconduct of the independent trustees), officers, employees, Business Manager, the Real Estate Managers or their respective affiliates; or (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. As a result, we and our stockholders may have more limited rights against our trustees, officers and employees, our Business Manager, the Real Estate Managers and their respective affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our trustees, officers and employees or our Business Manager and the Real Estate Managers and their respective affiliates in some cases.

Our board of trustees may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a "control premium" for his or her shares.

        Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to protect themselves from unsolicited proposals or offers to acquire the company by electing to be subject, by a declaration of trust or bylaw provision or a board of directors resolution and notwithstanding any contrary declaration of trust or bylaw provision, to any or all of five provisions:

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  staggering the board of directors into three classes;

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  requiring a two-thirds vote of stockholders to remove directors;

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  providing that only the board can fix the size of the board;

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  providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  requiring that special stockholders meetings be called only by holders of shares entitled to cast a majority of the votes entitled to be cast at the meeting.

        Under the Maryland REIT Law, a Maryland real estate investment trust is permitted to take advantage of these protective provisions. In our case, the protective provisions could be implemented by resolution of our board of trustees or by provisions in our declaration of trust or bylaws.

        These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders' shares.

        Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an "interested stockholder" or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of trustees and approved by the affirmative vote of at least:

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  80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

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  two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our declaration of trust permits our board of trustees to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

        Our board of trustees is permitted, subject to certain restrictions set forth in our declaration of trust, to issue up to 40,000,000 shares of preferred stock without stockholder approval. Further, our board may classify or reclassify any unissued shares of common or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our declaration of trust from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of trustees could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

Our declaration of trust places limits on the amount of common shares that any person may own without the prior approval of our board of trustees.

        To qualify as a REIT, and to maintain that qualification, no more than 50% of our outstanding common shares may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year, other than the first taxable year for which an election to be a REIT has been made. To ensure that we comply with this requirement, our declaration of trust prohibits any persons or groups from owning more than 9.8% in value of our outstanding shares or more than 9.8% in value or in number, whichever is more restrictive, of our outstanding common shares, without the prior approval of our board of trustees. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common shares. Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a "control share acquisition."

        The Maryland Control Share Acquisition Act provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. The Maryland REIT Law permits Maryland real estate investment trusts to be governed by the Control Share Acquisition Act, as if they were Maryland corporations. Shares owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. "Control shares" are voting shares which, if aggregated with all other shares owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

RISKS RELATED TO INCOME TAX

If we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected.

        Our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code, the results of which have not been, and will not be, independently reviewed. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. Qualification as a REIT involves the application of highly technical and complex rules related to, among other things, the composition of our assets, the income generated by those assets and distributions paid to our stockholders. There are limited judicial or administrative interpretations regarding these rules. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualification.

        If we were to fail to qualify as a REIT, without the benefit of certain relief provisions, in any taxable year:

  •
  we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

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  we would be subject to federal (including any applicable alternative minimum tax) and state income tax on our taxable income at regular corporate rates;

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  we would be disqualified from being taxed as a REIT for the four taxable years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

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  we would have less cash to pay distributions to stockholders; and

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  we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of being disqualified.

        In addition, if we were to fail to qualify as a REIT, we would not be required to pay distributions to stockholders, and all distributions to stockholders that we did pay would be subject to tax as regular corporate dividends to the extent of our current and accumulated earnings and profits. This means that, under current law, which is subject to change, our U.S. stockholders who are taxed as individuals generally would be taxed on our dividends at long-term capital gains rates through 2012 and that our corporate stockholders generally would be entitled to the dividends received deduction with respect to such dividends, subject, in each case, to applicable limitations under the Code.

If we fail to invest a sufficient amount of the net proceeds from this offering in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

        Temporary investment of the net proceeds from this offering in short-term securities and income from these investments generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our stock in qualifying real estate assets within the one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs.

        To qualify as a REIT, we must distribute to our stockholders each year 90% of our annual taxable income, subject to certain adjustments. At times, we may not have sufficient cash on hand to satisfy these distribution requirements; in those cases, we may need to borrow funds to make the required distributions to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from: (1) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes; (2) the effect of non-deductible capital expenditures; (3) the creation of reserves; or (4) required debt amortization payments. We may need to borrow funds at times when market conditions are unfavorable. Further, if we are unable to borrow funds when needed for this purpose, we would have to find alternative sources of funding or risk losing our status as a REIT.

REIT qualification could be negatively affected by preferential dividends

        The requirement that we annually distribute to our stockholders at least 90% of our REIT taxable income is determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the Internal Revenue Service's position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the Internal Revenue Service were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Certain of our business activities are potentially subject to the prohibited transaction tax.

        Our ability to dispose of property during the first two years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any wholly owned subsidiary (or entity in which we are treated as a partner), excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Determining whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We cannot provide assurance that any particular property we own, directly or through any wholly owned subsidiary (or entity in which we are treated as a partner), excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal, state and local income taxes as a REIT, which would reduce our cash available to pay distributions to you.

        Even if we qualify and maintain our status as a REIT, we may become subject to federal, state and local income taxes. For example:

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  We will be subject to tax on any undistributed income. We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year plus amounts retained for which federal income tax was paid are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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  If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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  If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% "prohibited transaction" tax.

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  We will be subject to a 100% penalty tax on certain amounts if the economic arrangements of our tenants, our taxable REIT subsidiaries and us are not comparable to similar arrangements among unrelated parties.

Legislative or regulatory action could adversely affect investors.

        Changes to the tax laws are likely to occur, and these changes may adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

        The maximum tax rate on qualified dividends paid by corporations to individuals is 15% through 2012. REIT dividends, however, generally do not constitute qualified dividends and consequently are not eligible for the current reduced tax rates. Therefore, our stockholders will pay federal income tax on distributions out of our current and accumulated earnings and profits (excluding distributions of amounts either subject to corporate-level taxation or designated as a capital gain dividend) at the applicable "ordinary income" rate, the maximum of which is 35% through 2012. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the "double taxation" to which other corporations are typically subject.

        Future legislation might result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed, for federal income tax purposes, as a corporation. As a result, our declaration of trust provides our board of trustees with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of trustees has fiduciary duties to us and our stockholders and could only cause changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

RISKS RELATED TO RETIREMENT PLANS

Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

        Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," should consider whether investing in our common stock: is subject to the "plan assets" rules under ERISA and the Code; satisfies the fiduciary standards of care established under ERISA; is subject to the unrelated business taxation rules under Section 511 of the Code; and constitutes a prohibited transaction under ERISA or the Code.

        We intend to satisfy the "real estate operating company" exception to the plan assets regulations promulgated pursuant to ERISA. Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA. We cannot assure you, however, that this exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA. Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        Some of the statements in this prospectus are forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "project," "should," "will," "would" or similar expressions.

        Forward-looking statements include the. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this prospectus are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

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  the factors described in this prospectus, including those set forth under the sections captioned "Risk Factors" and "Investment Objectives and Related Policies;"

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  future results of our operations;

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  our current or future business strategies;

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  availability, terms and deployment of capital;

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  availability of qualified personnel;

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  changes in our industry, interest rates, the debt securities market or the general economy;

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  changes in governmental regulations, tax rates and similar matters;

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  actions and initiatives of the U.S. government relating to discounted or troubled assets, and the impact of these policies;

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  availability of investment opportunities in real estate and real estate-related assets;

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  the degree and nature of our competition;

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  the adequacy of our cash reserves and working capital; and

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  the timing of cash flows, if any, from our investments.

        Except as otherwise required by federal securities laws, we do not have any intention or obligation to update forward-looking statements after the date of this prospectus.

ESTIMATED USE OF PROCEEDS

        The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell a mid-point range of 50,000 common shares, and the maximum of 100,000 common shares, respectively. Many of the amounts set forth below represent management's best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering, we estimate that we will use 70% to 77.5% of the gross proceeds from the primary offering, or between $7.00 and $7.75 per share, for purchase of real property and payment of construction costs for Phase 1A of the Project, assuming the mid-point and maximum offering amounts, respectively, while the remainder of the gross proceeds from the primary offering will be used to pay offering expenses, and to maintain a working capital reserve.

	Mid-Point Estimate 50,000 Shares ($10.00/share)		Maximum Offering 100,000 Shares ($10.00/share)
	$	%	$	%
Gross Offering Proceeds	500,000	100.0%	1,000,000	100.0%
Selling Commissions(1)	0	0.0%	0	0.0%
Other Organization and Offering Expenses(2)	100,000	20.0%	150,000	15.0%
Initial Working Capital Reserve(3)	50,000	10.0%	75,000	7.5%
Amount Available for Investment(4)	350,000	70.0%	775,000	77.5%

(1)
Sales of common shares in this offering will be made by our officers and directors, who will not receive commissions or otherwise be compensated for such sales.

(2)
Includes all actual expenses to be incurred on our behalf and paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, reimbursement of the bona fide invoiced due diligence expenses of broker-dealers, our costs of conducting bona fide training and education meetings held by us, including the travel, meal and lodging costs of our non-registered officers to attend such meetings, and cost reimbursement for our non-registered officers and employees to attend retail seminars conducted by broker-dealers.

(3)
We may establish reserves for construction, redevelopment, maintenance and repairs of our real estate properties from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.

(4)
Pending the acquisition of properties, we may invest proceeds in cash and short-term, highly liquid investments. Further, we may use proceeds to pay operating expenses or to fund reserves.

        As noted elsewhere in this prospectus, we expect to acquire interests in real estate primarily through limited liability companies or limited partnerships that are direct or indirect subsidiaries of EquiTrust USA, including the Cataloochee companies after we complete our acquisition of them. We therefore expect to contribute the net proceeds of this offering, after payment of organizational and offering expenses and establishment of a working capital reserve, to one or more such subsidiaries. We will determine the amount and nature of any specific contribution to any specific future subsidiary on a case-by-case basis, as our board of trustees and management determine is appropriate for our business needs. We expect EquiTrust, and not any future subsidiaries, will incur the organizational and offering expenses of this offering. We may maintain our working capital reserves in EquiTrust or in future subsidiaries; if we use a portion of the proceeds of this offering to maintain working capital in subsidiaries, we will contribute it to those subsidiaries in the same manner as we will contribute net proceeds of this offering to be used for investment into properties.

 SELECTED FINANCIAL DATA

        We are a newly-formed entity without any operating history.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

General

        As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds will be released to us as we accept subscriptions, and we will apply proceeds to development of the Project and the payment or reimbursement of selling commissions and other fees, expenses, and uses as described in "Estimated Use of Proceeds," beginning on page 39, and elsewhere in this prospectus. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition of properties and the development of the Project.

        While we have executed agreements to acquire the Cataloochee companies, and we have begun negotiations with owners of operating properties in the Haywood County, North Carolina area, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property. In acquiring the Cataloochee companies, we will acquire only the Cataloochee Development Plan, and not any properties or other assets. The rate at which we acquire the properties necessary for the Project, or ancillary properties that may improve our current cash flow and/or enhance the Project, will depend on our ability to finance the acquisitions, whether through the sale of shares in this offering, bank debt, or other means. The degree to which the sale of shares in this offering contributes to our ability to acquire properties, in turn, will depend on the number of shares sold in this offering and the resulting amount of the net proceeds available for investment in properties. Until required for the acquisition or operation of assets or used for distributions, we expect to keep the net proceeds of this offering in short term, low risk, highly liquid, interest bearing investments.

        We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

        We intend to make an election to be taxed as a REIT under Section 856(c) of the Code. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income (excluding net capital gain). If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially adversely affect our net income and results of operations.

Results of Operations

        Currently, we have not commenced business operations. Because we have not acquired any properties, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than general national and regional economic conditions affecting our targeted geographic area for the Project, multi-use resort developments, and real estate generally, that reasonably may be anticipated to have a material impact on our capital resources and the revenue or income to be derived from the development and operation of the Project and other properties.

Liquidity and Capital Resources

        We are offering and selling to the public up to 100,000 of our common shares of beneficial interest, par value $.0001 per share, at $10 per share.

        Our principal demands for cash will be for:

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  Acquisition costs, including the purchase price of any properties we acquire,

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  Planning and development costs, including fees of architects and other professionals,

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  Construction costs,

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  Our operating and administrative expenses,

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  Service on debt obligations, after we begin incurring them, and

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  Distributions to our stockholders.

        Generally, we expect to fund the initial development of Phase 1A of the Project, including the acquisition of properties and the development of detailed construction planning documentation, from the net proceeds of this offering. We project that complete development of Phase 1A of the Project will require significant additional capital, which we intend to obtain through additional sales of securities and mortgage or other debt. We expect to use cash to pay development and construction expenses that cannot be deferred until receipt of mortgage financing. We intend to acquire our properties with mortgage or other debt, and the minimum amount of cash that permits us to obtain acceptable terms for mortgage or other debt financing.

Private Offering of Series A Shares

        In view of our limited liquidity and capital resources, we began an offering of our Series A Convertible Preferred Shares, par value $.0001 per share, to purchasers who are "accredited investors" as defined in Rule 501 of Regulation D issued by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (which we refer to as the "Securities Act"). We have offered 500,000 Series A shares at a price of $10.00 per share. As of June 12, 2013, the date of this prospectus, we have received no subscriptions for Series A shares and we have made no sales of Series A shares.

Debt Financing

        We have engaged, and continue to engage, in negotiations with potential lenders who could provide debt financing, either through lending secured by a first mortgage on our properties or through unsecured "mezzanine" financing. To date, we have not completed any negotiations with any potential lenders. Raising equity capital, either through this offering or by other means, is a necessary precondition to obtaining debt financing.

Agreements with Jonathan Land Company, LLC

        Prior to our execution of the agreements to acquire the Cataloochee companies, those companies negotiated real estate purchase agreements with Jonathan Land Company, LLC, which we refer to as "Jonathan Land", to acquire the parcels of land necessary for the Project. In each purchase agreement, one of the Cataloochee companies has agreed to purchase, and Jonathan Land has agreed to sell, a specific parcel at a fixed price set forth in the agreement. The other purchase and sale terms in these purchase agreements are discussed in more detail under "Investment Objectives and Related Policies—Acquisition of Properties—Agreements with Jonathan Land Company, LLC," beginning on page 54 of this prospectus. To meet its obligations under the purchase agreement, Jonathan Land must negotiate a purchase of the targeted property from its current owner. The Cataloochee companies do not take part in that negotiation, and are not party to any contract with the current owner. Upon conclusion of the negotiations with the current owner, Jonathan Land purchases the targeted property at the negotiated purchase price and sells it to the appropriate Cataloochee company at the price set forth in the original purchase agreement. Jonathan Land may retain a targeted property for as much as 210 days after executing the original purchase agreement with one of the Cataloochee companies. We sometimes refer to this arrangement with Jonathan Land as a "land bank." After acquiring the Cataloochee companies, EquiTrust will be able to acquire targeted properties for the Project through Jonathan Land in this manner.

        Jonathan Land is not a broker, and is not obligated to negotiate a price for any property on behalf of the Cataloochee companies or to reduce the price at which it sells a targeted property to the Cataloochee companies if it purchases the property at a lower price. On the other hand, if Jonathan Land must purchase a targeted property at a higher price, the Cataloochee companies are not obligated to pay the higher price. Jonathan Land therefore profits on transactions in which it pays the current owner less than the purchase price agreed upon with the Cataloochee companies, and loses money on transactions in which it pays the current owner more than that purchase price.

        Insofar as Jonathan Land profits on purchases of targeted properties in the aggregate, we will be paying a greater total purchase price for the properties than we might otherwise have paid. Nonetheless, we believe that this acquisition structure will enhance our liquidity and capital resources in several ways:

          First, by agreeing to a fixed purchase price to purchase targeted properties from Jonathan Land, the Cataloochee companies are insulated from the risk of an increase in the market price of targeted properties.

          Second, within certain limits set out in the purchase agreements with Jonathan Land, the Cataloochee companies may be able to defer purchases of targeted properties for up to 210 days, which may gain us extra time to negotiate more favorable terms for financing the purchases.

        As of the date of this prospectus, the purchase agreements between the Cataloochee companies and Jonathan Land for the specific properties targeted for the Project by the Cataloochee companies have not been executed or delivered. To our knowledge Jonathan Land—which is not affiliated with EquiTrust or Cataloochee—has not acquired the properties that would be subject to those contracts.

Future Conversion to UPREIT

        In the future, we also may convert to an "umbrella partnership REIT", or "UPREIT", or establish one or more "DownREITs", by forming one (or in the case of a DownREIT, possibly more than one) limited partnerships to acquire properties. In either case:

  •
  EquiTrust would be the general partner of the acquiring limited partnership;

  •
  The limited partnership would exchange its limited partnership units for ownership of the target property;

  •
  The limited partnership would become the owner of the target property; and

  •
  The target property's former owners would become limited partners in the limited partnership.

        Under certain provisions of the Internal Revenue Code, the exchange by the target property owners of ownership in the target property for ownership of limited partnership units is, or may be,

a non-taxable event. The former target property owners then are not taxed on their sale of the property to us until they sell the limited partnership units they receive in the transaction.

        The principal difference between an UPREIT and a DownREIT is that, in the case of an UPREIT, we would form a single limited partnership and contribute to it all of EquiTrust's real property assets (including ownership of subsidiaries that own real property), so that EquiTrust's sole asset would be a general partnership interest in the limited partnership and the limited partnership would own all of our operating assets. In the case of a DownREIT, on the other hand, EquiTrust would retain ownership of other properties and other subsidiaries, and use the DownREIT to acquire new properties only.

        Forming an UPREIT or DownREIT structure can enhance our liquidity in two ways:

          First, it permits us to acquire target properties with little or no cash outlay. We therefore can conserve our cash for development expenses that require cash payments, such as construction costs, permitting, and professional services.

          Second, by permitting property sellers to defer their taxes on the sale, it makes a sale to EquiTrust more attractive than other alternatives to current owners of the properties we target.

        The diagram on the following page illustrates the acquisition of a property through an UPREIT or DownREIT structure.

INVESTMENT OBJECTIVES AND RELATED POLICIES

Overview

        If we sell the maximum number of shares in this offering, we estimate that approximately 77.5% of our gross offering proceeds will be available for investment. The remaining 22.5% will be used to pay organization and offering expenses, or held as a working capital reserve. Such net offering proceeds will be used to invest in development of Phase 1A of the Project, as described below. Our investment objectives and policies may be amended or changed at any time by our board of trustees. Although we have no plans at this time to change any of our investment objectives, our board of trustees may change any and all such investment objectives, including our focus on the Project, if they believe such changes are in the best interests of our stockholders. In addition, we may invest in real estate properties other than the Project if our board deems such investments to be in the best interests of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common shares will not decrease.

Primary Investment Objectives

        Our board of trustees will be responsible for implementing our investment objectives and policies. Our investment objectives generally are:

  •
  to develop a lifestyle resort in the southeastern United States, which we refer to as the "Project";

  •
  to realize long-term capital appreciation through the development and operation of the Project, as described in this prospectus; and

  •
  to preserve and protect our stockholders' investments;

        During the offering, we will supplement this prospectus as soon as reasonably practicable to describe any material changes to these investment objectives as well as our investment policies, and the methods for implementing them. We will deliver this supplement to our stockholders once it has been filed with the SEC. Following the offering, we will notify our stockholders of any of these changes in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. We cannot guarantee that we will achieve any of our investment objectives.

Acquisition of Cataloochee Companies

        We have signed three Membership Purchase and Sale Agreements with Crownikk USA, LLC, providing for us to acquire 100% of the ownership of Cataloochee Holdings, LLC, Cataloochee Commons, LLC, and Cataloochee Hospitality, LLC, which have created a master development plan for a luxury mixed-use resort development in the foothills of the Great Smoky Mountain National Park in Haywood County, North Carolina, that will be known as the "Cataloochee Wilderness Resort." (Throughout this prospectus, we use the term "the Cataloochee companies" to refer to Cataloochee Holdings, LLC, Cataloochee Commons, LLC, and Cataloochee Hospitality, LLC as a group.) We believe that the master development plan prepared by Cataloochee Holdings for Cataloochee Wilderness Resort, which we refer to as "the Cataloochee Development Plan", furthers our investment objectives in several ways:

  •
  The Cataloochee Development Plan is substantially complete, and therefore EquiTrust can complete development of the Project without investing the time required to prepare a new development plan for the Project.

  •
  The consideration for the acquisition was the issuance of redeemable warrants for the purchase of our common shares, rather than cash or shares.

        Cataloochee Holdings, LLC.    Under the first Membership Purchase and Sale Agreement with Crownikk, we will acquire Cataloochee Holdings, LLC and its wholly owned subsidiary Cataloochee Companies, Inc. from Crownikk. The purchase price for 100% of the membership interests in Cataloochee Holdings is $10 million, which we will pay by issuing to Crownikk a redeemable warrant entitling Crownikk to purchase $10 million of our common shares at a nominal purchase price. We refer to this warrant as having a "face value" of $10 million. For more information about the warrant issuable to Crownikk upon completion of the acquisition, see "Description of Shares—Common Shares—Crownikk Warrants," beginning on page 68 of this prospectus.

        In the purchase agreement for Cataloochee Holdings, Crownikk has assumed and agreed to pay all outstanding debts, obligations, claims and liabilities owed by Cataloochee Holdings and its subsidiary to any person. We estimate the value of the liabilities to be assumed by Crownikk to be approximately $10 million. After we complete the acquisition, if EquiTrust, Cataloochee Holdings, or its subsidiary is required to pay any of those debts, obligations, claims, or liabilities for any reason, then EquiTrust has the right to reduce the purchase price paid for Cataloochee Holdings by the amount required to be paid, and has the unilateral right to cancel the original warrant issued to Crownikk and to issue a new warrant with a "face value" equal to the reduced purchase price. In addition to the assignment and assumption of these debts and obligations, we also have made and Crownikk has made certain representations and warranties and entered into certain other limited covenants, which we believe are typical for an acquisition of this nature.

        The primary condition to closing of the acquisition of Cataloochee Holdings is the identification, documentation, and formal assignment and assumption of the debts, obligations, claims, and liabilities to be assumed by Crownikk. We expect to complete the acquisition of Cataloochee Holdings and its subsidiary before commencing this offering.

        Cataloochee Commons, LLC.    Under the second Membership Purchase and Sale Agreement with Crownikk, we will acquire Cataloochee Commons, LLC from Crownikk. The purchase price for 100% of the membership interests in Cataloochee Commons is $2.5 million, which we will pay by issuing to Crownikk a redeemable warrant entitling Crownikk to purchase $2.5 million of our common shares at a nominal purchase price. We refer to this warrant as having a "face value" of $2.5 million. or more information about the warrant issuable to Crownikk upon completion of the acquisition, see "Description of Shares—Common Shares—Crownikk Warrants," beginning on page 68 of this prospectus.

        In the purchase agreement for Cataloochee Commons, Crownikk has assumed and agreed to pay all outstanding debts, obligations, claims and liabilities owed by Cataloochee Commons to any person. We estimate the value of the liabilities to be assumed by Crownikk to be approximately $2.5 million. After we complete the acquisition, if EquiTrust or Cataloochee Commons is required to pay any of those debts, obligations, claims, or liabilities for any reason, then EquiTrust has the right to reduce the purchase price paid for Cataloochee Commons by the amount required to be paid, and has the unilateral right to cancel the original warrant issued to Crownikk and to issue a new warrant with a "face value" equal to the reduced purchase price. In addition to the assignment and assumption of these debts and obligations, we also have made and Crownikk has made certain representations and warranties and entered into certain other limited covenants, which we believe are typical for an acquisition of this nature.

        The primary condition to closing of the acquisition of Cataloochee Commons is the identification, documentation, and formal assignment and assumption of the debts, obligations, claims, and liabilities to be assumed by Crownikk. We expect to complete the acquisition of Cataloochee Commons before commencing this offering.

        Cataloochee Hospitality, LLC.    Under the third Membership Purchase and Sale Agreement with Crownikk, we will acquire Cataloochee Hospitality, LLC from Crownikk. The purchase price for 100%

of the membership interests in Cataloochee Hospitality is $2.5 million, which we will pay by issuing to Crownikk a redeemable warrant entitling Crownikk to purchase $2.5 million of our common shares at a nominal purchase price. We refer to this warrant as having a "face value" of $2.5 million. or more information about the warrant issuable to Crownikk upon completion of the acquisition, see "Description of Shares—Common Shares—Crownikk Warrants," beginning on page 68 of this prospectus.

        In the purchase agreement for Cataloochee Hospitality, Crownikk has assumed and agreed to pay all outstanding debts, obligations, claims and liabilities owed by Cataloochee Hospitality to any person. We estimate the value of the liabilities to be assumed by Crownikk to be approximately $2.5 million. After we complete the acquisition, if EquiTrust or Cataloochee Hospitality is required to pay any of those debts, obligations, claims, or liabilities for any reason, then EquiTrust has the right to reduce the purchase price paid for Cataloochee Hospitality by the amount required to be paid, and has the unilateral right to cancel the original warrant issued to Crownikk and to issue a new warrant with a "face value" equal to the reduced purchase price. In addition to the assignment and assumption of these debts and obligations, we also have made and Crownikk has made certain representations and warranties and entered into certain other limited covenants, which we believe are typical for an acquisition of this nature.

        The primary condition to closing of the acquisition of Cataloochee Hospitality is the identification, documentation, and formal assignment and assumption of the debts, obligations, claims, and liabilities to be assumed by Crownikk. We expect to complete the acquisition of Cataloochee Hospitality before commencing this offering.

Development of the Project

        We intend to identify a suitable location in the southeastern United States, to acquire contiguous or semi-contiguous parcels of undeveloped real estate in that location, and to develop the Project on the acquired real estate. The Cataloochee companies have identified the Jonathan Valley, in western North Carolina, as a suitable location for the Project, based on the following criteria:

  •
  Established patterns of recreation and tourism in western North Carolina and eastern Tennessee, due in large part to the following factors:

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  Environment that encourages regional and long-distance travel to the mountains of western North Carolina and eastern Tennessee, including environmental amenities such as the Great Smoky Mountains National Park and Pisgah National Forest;

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  Proximity to population centers on the East Coast, in the Midwest, and in the Southeast, measured by travel time;

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  Accessibility of transportation networks that facilitate both long-distance travel and pass-through visits by local and regional visitors, including Interstates 40 and 26, U.S. Highways upgraded to freeway standards, the Blue Ridge Parkway, and air service to and from Asheville and Knoxville;

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  Distance from established competitors, particularly resort properties and regional lifestyle shopping centers in western North Carolina such as the Estate at Biltmore; and

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  "Lifecycle cost" of acquiring, developing, maintaining, insuring, and operating the Project, which we expect will be lower in the relatively rural Jonathan Valley, as compared to more urbanized tourist destinations such as Asheville, North Carolina, or Pigeon Forge and Gatlinburg, Tennessee.

        We will use the following principles to guide the development of the Project:

  •
  Variety of available revenue-generation opportunities, from retail to recreational, including short-term lodging (hotel) and long-term residential (condominium or single-family dwelling) properties;

  •
  Integration of different uses within Project properties—for example, housing educational or recreational facilities within retail properties; and

  •
  Design that accentuates the connection between the location and the built properties of the Project and emphasizes consistency among the built properties.

        We may own the Project real estate directly. However, we believe it more likely that we will organize separately capitalized subsidiaries to own real estate associated with separate phases or property types within the Project. Insofar as net proceeds from this offering are used to begin development of Phases 1A, 1B, and/or 1C of the Project, we expect to invest the net proceeds of this offering into one or more such subsidiaries.

        We anticipate that the Project, when finished, will consist of the following types of real estate:

        Retail property.    The retail sector is comprised of five main property types: neighborhood retail, community centers, regional centers, super-regional centers and single-tenant stores. Location, convenience, accessibility and tenant mix are generally considered to be among the key criteria for successful retail investments. Retail leases tend to range from three to five years for small tenants and ten to fifteen years for large anchor tenants. Leases, particularly for anchor tenants, may include a base payment plus a percentage of retail sales. "Traffic"—measured by number of shopping trips—and visitor income are generally considered to be key drivers of super-regional retail demand.

        In Phase 1A of the Project, we intend to build the "Village Commons", a "lifestyle shopping" center in the super-regional category, with leasable space in multiple configurations for a wide variety of tenants. Super-regional centers attract visitors from the broadest geographic distribution; these visitors tend to remain at the super-regional center for longer shopping trips and to spend more money per trip. These tendencies are further increased for super-regional centers that provide a high degree of amenities, including hotel and recreational facilities, to become "shopping destinations." We intend to enhance the attractiveness of the Village Commons, and thereby increase the duration of visitors' shopping trips and per-trip spending, by implementing the three principles described above in the following manner:

  •
  Variety of retailers, as well as dining alternatives, available to visitors during visits to the lifestyle shopping center;

  •
  Integration of non-retail uses, such as a museum/regional information center, into the lifestyle shopping center; and

  •
  Design that enhances the shopping center's relationship to the local environment.

        We intend to retain a national commercial real estate management company to manage the Village Commons. Typically, such management companies represent property owners in executing leases with tenants, collecting rents and other lease payments, paying utilities, insurance, maintenance, and other ordinary operating costs, and are compensated through a combination of flat-rate and commission payments. Commissions generally are a percentage of lease payments; the percentage may be fixed or variable based on performance. We would expect our retention of a management company for the Village Commons to be on similar terms, produced through arms'-length negotiation with one or more candidate firms. We cannot guarantee that we will be able to retain a national management company on attractive terms or at all.

        In subsequent phases of the Project, we expect to develop additional retail properties. These properties may be developed and marketed toward a different mix of tenants and visitors. For example, as discussed in more detail below, additional phases of the Project are projected to include multi-unit condominium buildings and single-family residences. We may develop "neighborhood retail" centers adjacent to our residential properties, and may seek to attract tenants who can provide necessities or conveniences to residents. We expect to retain commercial real estate management companies to manage these facilities, which may be the same or different firms than the firm retained to manage the Village Commons. We cannot guarantee that we will be able to retain real estate management companies to manage these facilities on attractive terms or at all.

        Lodging.    In Phase 1B of the Project, we intend to build the "Wilderness Lodge", a luxury resort hotel complex, consisting of:

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  An all-suite hotel of at least 300 guest rooms;

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  Up to 250 condominium residences;

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  A conference center;

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  A health and beauty spa; and

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  Restaurant, bar/lounge, and retail spaces.

        We intend to enhance the attractiveness of the Wilderness Lodge, and thereby increase the number and duration of guest stays, by implementing the three principles described above in the following manner:

  •
  Variety of amenities—the conference center will tend to attract business guests, while the spa will tend to attract leisure guests and encourage business guests to extend their visits;

  •
  Integration of supporting amenities, such as restaurants, a lounge, and retailers appropriate to the luxury-hotel context; and

  •
  Design that enhances the relationship of the hotel to the local environment.

        We intend to retain a regional or national lodging-management company to manage the Wilderness Lodge, including the hotel, the conference center, the spa, and the affiliated dining, lounge, and retail spaces. We expect the management company to sign a franchise agreement for the hotel with an upscale national franchise brand such as Hyatt Regency®, Hilton®, Marriott®, Renaissance®, Sheraton®, or Westin®. We believe that national franchise branding will increase occupancy rates by taking advantage of guests' built-in loyalty to the chosen brand. However, we cannot guarantee that we will be able to attract a national franchise brand for the Wilderness Lodge.

        We expect that condominiums in the Wilderness Lodge will be sold on both a fee basis, where the owner retains title to a specific unit, or on a time-share basis. We believe that, in contrast to properties developed in later phases of the Project, most of the Wilderness Lodge condominium units will be sold and operated on a time-share basis. However, we intend to offer owners of fee-owned units the opportunity to rent units to guests on a short-term basis. We intend to hire a property management company to manage short-term rental of fee-owned units and a management company to manage time-share units; these may be the same company, and they may be affiliated with the same national franchise brand company as the hotel (such as Hyatt® Residence Club, affiliated with Hyatt®-branded hotels; Marriott® Vacation Club, affiliated with Marriott®- and Renaissance®-branded hotels; or Starwood® Vacation Ownership, affiliated with Sheraton®- and Westin®-branded hotels). As with the Wilderness Lodge hotel, we believe that national franchise branding will increase sales of time-share units and will increase occupancy/visitation rates by taking advantage of guests' built-in loyalty to the chosen brand and timeshare owners' purchases of timeshare properties in other locations. Again, we cannot guarantee that we will be able to attract a national franchise brand for the Wilderness Lodge condominiums.

        In subsequent phases of the Project, we expect to develop additional lodging properties. These properties may be developed and marketed toward a different mix of guests. We expect to retain lodging-management companies to manage these properties, which may be the same or different firms than the firm retained to manage the luxury hotel. We expect these management companies to affiliate the properties with national franchise brands, which may be the same or different brands than the brand with which the luxury hotel is affiliated.

        Residential.    In later phases of the Project, we intend to develop a mix of residential properties, including single-family dwellings, townhouses, and "garden apartment" and "high-rise" multi-unit buildings. (We use "garden apartment" to describe buildings with exterior stairways reaching entrances to individual units; these generally are two to four stories tall, not requiring elevator access. We use "high rise" to describe buildings with elevator access to interior hallways, regardless of the number of floors in the building.) We intend to enhance the attractiveness of our residential properties, and thereby increase sales and potential rental income, by implementing the three principles described above in the following manner:

  •
  Variety of residential offerings;

  •
  Integration of retail properties, such as neighborhood retail centers (described above), and recreational amenities (described below); and

  •
  Design that enhances owner satisfaction and the relationship of the residential properties to the local environment and other properties within the Project.

        We expect to engage a national residential construction company, such as Pulte® Homes or Lennar®, to manage development of single-family dwellings and/or townhouses. Since we expect to develop single-family dwellings and townhouses in multiple phases, we may retain more than one such company. We expect that single-family dwellings and townhouses generally will be sold on a fee basis, and we intend to offer owners who are not permanent residents the opportunity to have their units professionally managed and leased on a short-term basis. In such a case, we would retain a regional or national management company for such management and leasing, which may or may not be the same company (or companies) managing leasing of fee-owned or time-share condominium units, either in the luxury hotel complex or in later-phase properties. We cannot guarantee that we will be able to attract a regional or national management company to provide these services.

        As with the condominiums in the luxury hotel complex, we expect that later-phase condominiums will be sold on both a fee basis and on a time-share basis. However, with later-phase condominium properties, we probably will differentiate between fee ownership and time-share ownership on a property-by-property basis. We intend to offer owners of fee-owned units the opportunity to rent units to guests on a short-term basis, and to engage a property management company to manage these short-term rentals. We may or may not engage the same the management company (or companies) that manage short-term rental of fee-owned condominium units in the luxury hotel complex (if any) or of single-family and townhouse residences. We also intend to engage one or more management companies to manage time-share units. As with the condominiums in the luxury hotel complex, we expect that the time-share company (or companies) will be affiliated with a national franchise brand, because we believe that national franchise branding will increase sales of time-share units and will increase occupancy/visitation rates. We may seek different time-share franchise affiliations for different properties. We cannot guarantee that we will be able to attract a national franchise brand for subsequent condominiums.

        Recreational.    We intend to develop the Project in a location suitable for outdoor recreation, and we expect to incorporate recreational amenities into different phases of the Project. Examples of such amenities include:

  •
  Golf courses

  •
  Riding stables

  •
  Hiking trails

  •
  Fishing and boating ponds or streams

  •
  Downhill skiing and snowboarding slopes

  •
  Cross-country skiing trails

        We will select recreational amenities based on suitability for the Project location and our implementation of the three principles described above in the following manner:

  •
  Variety of recreational offerings throughout the Project;

  •
  Integration of recreational amenities with other Project properties to enhance the attractiveness of both—for example, golf courses on which single-family residences can be situated; and

  •
  Design that enhances guest satisfaction and the relationship of the recreational property to the local environment and other properties within the Project.

        We expect to engage third-party managers to manage recreational amenities. Our selection of third-party managers will depend on the recreational amenity in question and the availability of candidate firms. We cannot guarantee that we will be able to attract qualified third-party managers on acceptable terms.

Timeline

        Development of the Project according to the Cataloochee Development Plan will take at least five years. In the following timeline, we estimate the start dates and end dates for major phases of the Project:

        These dates are management's best estimates as of the date of this prospectus, and are subject to numerous risks and uncertainties, including:

  •
  Whether we can raise sufficient capital in this offering, or by other means, to begin development of Phase 1A in September 2013;

  •
  The effect of weather on construction activities;

  •
  Delays in obtaining required permits from governmental agencies;

  •
  Latent hazards or defects or environmental Project properties;

  •
  Local, regional, and national economic conditions; and

  •
  Whether we can raise sufficient capital to continue development of the Project throughout the time frame.

        For more information on these risks and uncertainties, see "Risk Factors," beginning on page 13 of this prospectus.

Construction and Development Activities

        In developing the Project, we expect to construct and develop unfinished real estate assets or render services in connection with these activities. Developing and constructing properties will expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See "Risk Factors—Risks Relating to Investing in Real Estate," beginning on page 22 of this prospectus, for additional discussion of these risks. To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, overseeing construction, and obtaining financing. In addition, we may use taxable REIT subsidiaries or certain independent contractors to carry out these oversight and review functions. See "Material U.S. Federal Tax Considerations—REIT Qualification—Gross Income Tests," beginning on page 86 of this prospectus, for a discussion of taxable REIT subsidiaries. We will retain independent contractors to perform the actual construction work.

Corporate Structure

        When we complete the acquisition of the Cataloochee companies, they will become our subsidiaries. We expect that our corporate organization immediately after the completion of the acquisition will be as follows:

        One or more of our subsidiaries may hold assets, or have management responsibilities for the Project, that will result in the subsidiary being treated as a "taxable REIT subsidiary." See "Material U.S. Federal Tax Considerations—REIT Qualification—Gross Income Tests," beginning on page 86 of this prospectus, for a discussion of taxable REIT subsidiaries. As of the date of this prospectus, we cannot be sure which subsidiary or subsidiaries will hold specific Project assets or will be a taxable REIT subsidiary or subsidiaries.

Acquisition of Properties

Acquisition Structure

        Although we are not limited as to the form our investments may take, our acquisition of real estate for the Project will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate.

        We will acquire interests in real estate primarily through limited liability companies or limited partnerships that are direct or indirect subsidiaries of EquiTrust USA. From time to time, we may acquire interests in real estate directly through EquiTrust USA; we also may acquire indirect interest in real estate through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties or other persons. See "Risk Factors—Risks Relating to Investing in Real Estate," beginning on page 22 of this prospectus.

Agreements with Jonathan Land Company, LLC

        Prior to our execution of the agreements to acquire the Cataloochee companies, those companies negotiated real estate purchase agreements with Jonathan Land Company, LLC, which we refer to as "Jonathan Land", to acquire the parcels of land necessary for the Project. In each purchase agreement, one of the Cataloochee companies has agreed to purchase, and Jonathan Land has agreed to sell, a targeted property at a fixed price set forth in the agreement. To meet its obligations under the purchase agreement, Jonathan Land must negotiate a purchase of the targeted property from its current owner. The Cataloochee companies do not take part in that negotiation, and are not party to any contract with the current owner. Upon conclusion of the negotiations with the current owner, Jonathan Land purchases the targeted property at the negotiated purchase price and sells it to the appropriate Cataloochee company at the price set forth in the original purchase agreement. Jonathan Land may retain a targeted property for as much as 210 days after executing the original purchase agreement with one of the Cataloochee companies. We sometimes refer to this arrangement with Jonathan Land as a "land bank."

        Under each purchase agreement:

  •
  One of the Cataloochee companies will deposit a portion of the purchase price with Jonathan Land, as an "earnest money" deposit.

  •
  Jonathan Land will make certain representations and warranties with respect to the targeted property, including with respect to environmental matters.

  •
  We will have a due diligence period of 90 days, which we may extend by an additional 30 days at our option.

  •
  The closing of the purchase of the targeted property will be subject to standard conditions, including proof of marketable title.

  •
  Closing must be completed within 30 days after completion of due diligence, except that we may extend closing by up to 60 days at our option

        After acquiring the Cataloochee companies, EquiTrust will be able to acquire targeted properties for the Project through Jonathan Land in this manner. For a discussion of the effect of this "land bank" strategy on our liquidity and capital resources, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Agreements with Jonathan Land Company, LLC," beginning on page 42 of this prospectus.

Conditions to Closing Acquisitions

        We will not purchase any property unless and until we are sufficiently satisfied with the property's environmental status. In addition, we will generally condition our obligation to close the purchase of any property on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:

  •
  property surveys and site audits;

  •
  soil reports, seismic studies, flood zone studies, if available;

  •
  licenses, permits, maps and governmental approvals;

  •
  proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

  •
  liability and title insurance policies.

        In general, we expect to acquire undeveloped real estate. However, if acquiring developed property, we would require the delivery and verification of additional information, including:

  •
  building plans and specifications, if available;

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  tenant estoppel certificates; and

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  historical financial statements and tax statement summaries of the properties.

Joint Venture Investments

        We may acquire some of our properties in joint ventures,. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. Joint ventures may allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, we will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.

        To the extent possible and if approved by our board of trustees, including a majority of our independent trustees, we will attempt to obtain a right of first refusal or option to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner's interest in the property held by the joint venture.

Our Borrowing Strategy and Policies

        We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares, or to provide working capital.

        There is no limitation on the amount we can borrow for the purchase of any property or in the aggregate. As of July 12, 2013, we had no outstanding debt, and our debt leverage was 0%.

        We may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Government Regulations

        Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans with Disabilities Act

        Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See "Risk Factors—Risks Relating to Investing in Real Estate," beginning on page 22 of this prospectus, for additional discussion regarding compliance with the ADA.

Environmental Matters

        Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent properties or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See "Risk Factors—Risks Relating to Investing in Real Estate," beginning on page 22 of this prospectus, for additional discussion regarding environmental matters.

Other Regulations

        The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Disposition Policies

        We generally intend to hold the properties we acquire for the Project for an extended period. However, we may sell all or part of a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

        The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investments in Mortgages

        While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an "equity REIT," as opposed to a "mortgage REIT," we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of the Project. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration or another third party. We may also invest in participating or convertible mortgages if our trustees conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. We have not made any investments in mortgages during the past three years

Other Financial Policies

Issuance of Senior Securities

        Our declaration of trust authorizes our board of trustees to issue up to 4,000,000 preferred shares of beneficial interest, par value $.0001 per share, with such rights and preferences as the board of trustees may determine. Our declaration of trust also authorizes the board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized common shares or the number of shares of any class or series without stockholder approval. However, the declaration of trust prohibits transactions, including the issuance of preferred shares with terms, that would lead a class of shares to not be "transferable shares", and thus invalidate our election to be taxed as a REIT.

        We have not issued any securities senior to our common shares, including any preferred shares, during the past three years. In view of the capital requirements of the Project, we expect that we may issue senior securities in the future.

Lending

        No provision of our declaration of trust or bylaws prohibits us from making loans to third parties. As noted above, we may invest in mortgages and similar related loans consistent with our REIT status. See "—Investments in Mortgages," above. We have not made any other loans during the past three years, and we do not expect that we will do so on a material basis in the future. We may adopt policies to permit EquiTrust to make loans to its trustees, executive officers, and employees; if we do, such policies will be consistent with applicable requirements of the SEC and the listing standards of any national securities exchange on which the common shares may be traded, if the common shares are so listed.

Securities Investments

        As noted above, we may invest in mortgages and similar related loans consistent with our REIT status. See "—Investments in Mortgages," above. We may acquire securities of other issuers for the purposes of exercising control, although we expect to do so only in connection with the acquisition of property necessary for the Project or of ancillary properties to enhance the Project. We have not made any such acquisitions in the last three years.

        We have not acted as an underwriter of securities issued by third parties, and we have no intention of doing so.

Offering Securities for Property

        No provision of our declaration of trust or bylaws prohibits us from issuing securities, including common shares, as consideration for the acquisition of properties. We have not done so during the past three years, but we expect to do so in the future where we believe it would be advantageous. We project that we would do so through an UPREIT or a DownREIT, although we would consider transactions not so structured. For more information about the probable utility of an UPREIT or DownREIT structure in allowing us to conserve cash for other corporate purposes, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources," beginning on page 42 of this prospectus.

Repurchase of Common Shares or Other Securities

        No provision of our declaration of trust or bylaws prohibits us from repurchasing or redeeming securities, including common shares. Considering the capital requirements of the Project, we have no present intention of repurchasing any of our common shares, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

Changes in Investment Policies and Limitations

        Our board of trustees will review our investment policies periodically to determine that the policies we are following are in the best interests of our stockholders. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies may be altered by a majority of our trustees, without the approval of our stockholders. In addition, a majority of our board of trustees may determine that it is no longer in our best interests to continue to be qualified as a REIT.

Investment Company Act

        We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940 (the "1940 Act"). Our management will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, our management will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an "investment company." Please see "Risk Factors—Risks Related to This Offering," beginning on page 29. In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.

 PRIOR PERFORMANCE OF OUR SPONSOR AND AFFILIATES

        We are self-advised and self-administered. We do not have a financial sponsor. Mr. Buenger, the sole member of our board of trustees, and Mr. Pospisil, our executive officer in charge of the development of the Project, have extensive experience in development of resort properties, but neither has any experience in launching a "blind pool" offering, raising money from passive investors to invest in real estate, or operating a REIT. For more information, please see "Risk Factors," beginning on page 13 of this prospectus, and "Management," beginning on page 61.

MANAGEMENT

General

        EquiTrust USA is a Maryland real estate investment trust, formed on October 12, 2012 by filing a "Declaration of Trust" with the Maryland State Department of Taxation and Assessments under the provisions of the Maryland REIT Law (codified at Title 8 of the Corporations & Associations Article of the Annotated Code of Maryland).

        We operate under the direction of our board of trustees, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs.

        Our declaration of trust and bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees but may not be fewer than one nor more than 15. Currently, we have one trustee. There are no family relationships among any of our trustees or officers.

        Each trustee will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of trustees, each candidate nominated for election to the board of trustees must receive a plurality of the votes present and voting, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer "for" votes than "withhold" votes in an election, then the nominee will be elected.

        Although our board of trustees may increase or decrease the number of trustees, a decrease may not have the effect of shortening the term of any incumbent trustee. Any trustee may resign at any time, but may be removed by the stockholders only with cause and upon the affirmative vote of two-thirds of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the trustee shall be removed. The declaration of trust limits the definition of "cause" to: conviction of a felony or a final judgment of a court of competent jurisdiction holding that the trustee caused demonstrable, material harm to EquiTrust USA through gross negligence, willful misconduct, bad faith or active and deliberate dishonesty.

        Unless otherwise provided by Maryland law, the board of trustees is responsible for selecting its own nominees and recommending them for election by the stockholders. Unless filled by a vote of the stockholders, a vacancy that results from the removal of a trustee will be filled by a vote of a majority of the remaining trustees. Any vacancy on the board of trustees for any other cause may be filled by a majority of the remaining trustees, even if such majority is less than a quorum, or by a plurality of the votes present, in person or by proxy, at a meeting of the stockholders.

        Our trustees are accountable to us and our stockholders as fiduciaries. This means that our trustees must perform their duties in good faith and in a manner each trustee believes to be in our and our stockholders' best interests. Further, our trustees must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our trustees and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require.

        We expect our trustees to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to trustees for services rendered to us in any other capacity.

        Our general investment and borrowing policies are set forth in this prospectus. Our trustees may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our trustees, we will follow the policies on investments and borrowings set forth in this prospectus.

Trustees and Executive Officers

        In the following table, we provide certain information concerning our sole trustee and our executive officers:

Name	Age	Position
Donald C. Buenger	62	Chair of the Board of Trustees
Jerry B. Pospisil	67	Vice President—Resort Development

Board of Trustees

        Donald C. Buenger has been the Chair of our Board of Trustees since EquiTrust USA was formed on October 12, 2012. Mr. Buenger joined the architecture firm Urban Design Group in 1975, opened its Atlanta office and became a Principal of the firm in 1989, and continues to practice today. With Urban Design Group, he has completed architectural designs and master plans for numerous US and international clients, including preparing the Cataloochee Development Plan for the Cataloochee companies. He received a Bachelor of Architecture degree, with honors, from the Illinois Institute of Technology.

Executive Officers

        Jerry B. Pospisil has been Vice President of Resort Development since 2013. He will lead development of the Project, whether according to the Cataloochee Development Plan or not. As we begin that development, we also expect to name him as President of EquiTrust's subsidiary or subsidiaries responsible for overseeing the Project. Mr. Pospisil has extensive experience in the development and construction field, with an emphasis on the development and operation of premium multi-use resorts. He began his career with the Walt Disney Company, holding several positions at the Walt Disney World Resort from 1971 to 1986 with operations responsibility for park attractions, large campgrounds, restaurants, conventions, and resort hotels. From 1986 to 1993, Mr. Pospisil was General Manager of Disney Resort Development for Walt Disney World Resort; in that position, he oversaw development of Disney's Grand Floridian Resort and Spa, Disney's Caribbean Beach Resort, Disney's Port Orleans and Dixie Landing Resorts (now combined as Disney's Port Orleans Resort), Disney's Golf Resort, Disney's Wilderness Lodge, Wilderness Town, and Disney's Mediterranean Resort. From 1993 to 1995, Mr. Pospisil was General Manager and Director of Disney's Polynesian Resort, where he supervised all operational and service areas for an 853-room premium resort property on 45 acres, including five retail stores, seven food and beverage operations, and a 500-seat dinner show, and a total property staff of 1200. Since 1995, Mr. Pospisil has been a principal of JBP Consulting, where he has provided diverse US and international clients with experienced advice on design, development, and operation of resorts, restaurants, recreational facilities, merchandise, and theme park attractions. In addition, from 1996 to 2002, Mr. Pospisil served as Vice President, Secretary, & Treasurer of, and a major shareholder in, two construction companies providing general construction and general contractor services in Florida.

Future Executive Officers

        While Mr. Buenger has extensive experience in the development and implementation of master plans for multi-use developments such as the Project, and Mr. Pospisil has extensive experience in the development and construction of multi-use resort properties, neither has experience in raising money from passive investors to invest in real estate or in operating a public REIT. For this reason, we will be seeking to retain executive officers with appropriate experience in the operation of REITs and/or other public companies.

Compensation of Trustees and Executive Officers

Trustee Compensation

        Mr. Buenger has served as a trustee without compensation since EquiTrust USA was formed. He devotes approximately 20% of his time to EquiTrust, not counting architectural services he has provided to the Cataloochee companies with respect to the Cataloochee Development Plan. (For more information on Mr. Buenger's architectural services, see "Certain Relationships and Related Party Transactions—Urban Design Group," beginning on page 64.) We do not anticipate paying any compensation to Mr. Buenger or any other members of our board of trustees until after this offering is completed. At that time, we anticipate establishing a policy to compensate non-employee members of the board of trustees for their time and expense in attending meetings of the board and its committees. In establishing the policy and determining the amount of compensation, we will consider:

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  The scope of our activities,

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  The time and effort required to attend board and committee meetings in person or by telephone to supervise those activities,

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  The "opportunity cost" to trustees to be members of our board of trustees and its committees,

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  The fiduciary obligations and potential liabilities inherent in service as a director of a public company,

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  Our need to devote available funds to the development of the Project, and

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  Publicly available information regarding compensation paid to directors of other public REITs whose shares are not listed on a national securities exchange.

Executive Officer Compensation

        Mr. Pospisil has served as our Vice President of Resort Development without compensation since January 1, 2013. We do not anticipate paying any compensation to Mr. Pospisil or any other executive officer until after this offering is completed. At that time, our board of trustees will consider:

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  The scope of the duties of our executive officers,

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  The cost of living in the geographic region where the Project is located,

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  Our need to devote available funds to the development of the Project, and

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  Publicly available information regarding compensation paid to officers of other public REITs whose shares are not listed on a national securities exchange.

        We anticipate establishing an equity incentive plan for compensation of trustees, executive officers, and employees, and that compensation of trustees and executive officer would include both cash and equity incentive components.

Compensation Committee Interlocks and Insider Participation

        Upon completion of this offering, we do not anticipate that any of our executive officers will serve as a member of a board of trustees or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of trustees or compensation committee.

Limitation of Liability and Indemnification

        Our declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former trustee or officer (including any individual who, at our request, serves or has served as a director, trustee, officer, partner, member, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity and (2) any present or former trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity. Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        In addition, upon completion of this offering, we expect to enter into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Acquisition of Cataloochee Holdings

        We have executed three Membership Purchase and Sale Agreements with Crownikk USA, LLC a Delaware limited liability company ("Crownikk"), which provide for us to purchase from Crownikk 100% of the membership interests in Cataloochee Holdings, LLC, Cataloochee Commons, LLC, and Cataloochee Hospitality, LLC. At the time we executed the agreements, Donald C. Buenger, the Chair of our board of trustees, also served as Chairman of the management committee of Cataloochee Holdings, LLC. In the Membership Purchase and Sale Agreement, we have made and Crownikk has made certain representations and warranties and entered into certain limited covenants, which we believe are typical for an acquisition of this nature. If we complete the acquisition transactions contemplated in these agreements, we will issue Crownikk redeemable warrants that entitle Crownikk to purchase up $15 million of our common shares, subject to adjustment as provided in the Warrant Agreements governing the warrants, at a purchase price of $.0001 per common share. For more information about the warrant issued to Crownikk, see "Description of Shares—Common Shares—Crownikk Warrants," beginning on page 68 of this prospectus.

Urban Design Group

        Donald C. Buenger, the Chair of our board of trustees, is a principal in Urban Design Group, an architecture firm with offices in Dallas, Texas, and Atlanta, Georgia. Urban Design Group has provided architectural and design services to the Cataloochee companies and their subsidiaries in connection with the preparation of the Cataloochee Development Plan. Cataloochee Companies, Inc., a subsidiary of Cataloochee Holdings, is obligated to Urban Design Group for approximately $1,000,000 in unpaid fees architects' fees for these services. As described in more detail under "Investment Objectives and Related Policies—Primary Investment Objectives—Acquisition of Cataloochee Companies," the Membership Purchase and Sale Agreement between EquiTrust and Crownikk for the acquisition of Cataloochee Holdings provides that Crownikk will retain this obligation to Urban Design Group after we acquire Cataloochee Holdings. There will be a risk, after the acquisition, that Urban Design Group could demand payment of the obligations from us. However, we believe that the terms of the Membership Purchase and Sale Agreement with Crownikk provide us with an adequate remedy in such a case.

        After we complete the acquisition of the Cataloochee companies, giving us access to the Cataloochee Development Plan, we expect to engage Urban Design Group to provide design, design development, and other architectural services in connection with the implementation of the Cataloochee Development Plan and the construction of Cataloochee Wilderness Resort. We expect that our engagement of Urban Design Group will be on arms'-length terms available to similar customers. Failure to satisfy Urban Design Group as to the resolution of the unpaid fee obligation could require us to engage a different firm to provide the necessary services. We do not believe that such a failure would have a material impact on our business.

Statement Regarding Transactions with Affiliates

        Upon the completion of this offering, we will adopt a policy regarding the approval of any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person must promptly disclose to our outside legal counsel any "related person transaction" (defined as any transaction that is required to be disclosed under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts about the transaction. Our outside counsel will then assess and promptly communicate that information to our board of trustees. Based on its consideration of all of the relevant facts and circumstances, the board of trustees will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of a related person transaction that has not been pre-approved under this policy, the transaction will be referred to the board of trustees, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy will require any trustee who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction. If as a result of recusals no non-conflicted trustees are available, then the related person transaction will automatically be disapproved.

 LEGAL PROCEEDINGS

        Since our inception, we have not been involved in any material litigation.

 DESCRIPTION OF SHARES

        The following summary of the material terms of our shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our declaration of trust provides that we may issue up to 16 million common shares, par value $.0001 per share, and 4 million preferred shares, par value $.0001 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized common shares or the number of shares of any class or series without stockholder approval.

        Maryland law provides, and our declaration of trust provides, that none of our stockholders is personally liable for any of our obligations solely as a result of that stockholder's status as a stockholder.

Common Shares

Voting Rights of Common Shares

        Subject to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There will be no cumulative voting in the election of trustees.

        Under the Maryland statute governing Maryland real estate investment trusts, known as the "Maryland REIT Law", a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of its board of trustees and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. Our declaration of trust provides that these actions (other than certain amendments to the provisions of the declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of shares and the termination of our existence) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of stockholders holding a majority of the votes entitled to be cast on the matter.

Dividends, Distributions, Liquidation and Other Rights

        Subject to the preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares, holders of our common shares are entitled to receive dividends on such common shares if, as and when authorized by the board of trustees, and declared by us out of assets legally available therefor. Such holders also are entitled to share ratably in the assets of our company legally available for distribution to stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all debts and other liabilities of our company and any shares with preferential rights related thereto.

        Holders of common shares have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and have no appraisal rights. Subject to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares, common shares will have equal dividend, liquidation and other rights.

Crownikk Warrants

        We have executed three Membership Purchase and Sale Agreements with Crownikk USA, LLC, which provide for us to purchase 100% of the membership interests in the Cataloochee companies. As consideration for the purchase of the Cataloochee companies, we will execute three Warrant Agreements, which together will entitle Crownikk to purchase a number of our common shares at a nominal purchase price of $.0001 per share. The total number of our common shares that Crownikk may purchase upon exercise of the warrants will be determined by dividing $15 million divided by a per-share conversion price. When we complete the acquisition of the Cataloochee companies and issue the warrants to Crownikk, the conversion price will be $10.00, and Crownikk would be entitled to purchase 1,500,000 common shares if it fully exercised the warrants.

        At any time after the issuance of the warrants, if we issue (or are deemed to have issued), common shares or "common share equivalents" at any price other than the then-current conversion price, the conversion price automatically will adjust to a new conversion price. The new conversion price will be determined by multiplying the then-current conversion price by the following fraction:

Common shares outstanding immediately before the transaction	+	"Common share equivalents" outstanding immediately before the transaction	+	Total funds received in the transaction ------------------------------------------ Conversion price before the transaction

Common shares outstanding immediately after the transaction	+	"Common share equivalents" outstanding immediately after the transaction

        When we use "common share equivalents", we mean shares, options, warrants, or other securities convertible into or exchangeable for our common shares. For example, other warrants similar to those we may issue to Crownikk upon completion of the acquisition of the Cataloochee companies would be considered "common share equivalents" in performing this calculation.

        Adjustment of the conversion price will take occur regardless of whether the price of the new shares is greater or lesser than the then-current conversion price. Therefore, the conversion price may be adjusted downward, in which case Crownikk would be entitled to purchase a greater number of our common shares; or upward, in which case Crownikk would be entitled to purchase fewer common shares. Once our common shares begin trading on a national securities exchange or in an over the counter market, then the conversion price will be determined by the 20-day trailing average of closing prices on the applicable exchange (or closing bid or sale prices on the applicable OTC market).

        Crownikk has the right to require us to redeem all or part of the warrants; if Crownikk exercises that right, we will be required to Crownikk the amount to be redeemed, without interest. As an example, Crownikk could require us to redeem $5 million of the warrants. In that case, we would be required to pay Crownikk $5 million, and after receiving payment, Crownikk could exercise the remaining warrants for a number of shares equal to $10 million divided by the then-current conversion price.

        We also have the right to redeem all or part of the warrants by paying Crownikk 110% of the aggregate amount to be redeemed. As an example, we could redeem $5 million of the warrants by paying Crownikk $5.5 million. After receiving that payment, Crownikk could exercise the remaining warrants for a number of shares equal to $10 million divided by the then-current conversion price.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is VStock Transfer, LLC.

Book Entry System

        Our declaration of trust provides that we may not issue certificates representing common shares unless expressly authorized by our board of trustees. As a result we anticipate that all of our common shares will be issued only in book entry form. This means that, except to the extent expressly authorized by our board, we will not issue actual stock certificates to any holder of our common shares. The use of book entry only registration protects stockholders against loss, theft or destruction of share certificates and reduces offering costs. Once we accept a subscription to purchase common shares, we create an account in our book entry registration system and credit the principal amount of the subscription to the individual's account. We will send each stockholder a book entry receipt indicating acceptance of his or her subscription.

Preferred Shares

        Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series into one or more classes or series of shares. Prior to issuance of shares of each new class or series, our board of trustees will be required by the Maryland REIT Law and our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and the terms of any class or series then outstanding, the preferences, conversion rights, redemption provisions, any basis upon which dividends are payable (including rate or formula and whether dividends are cumulative), voting powers, restrictions, limitations as to dividends or other distributions, and other terms and conditions of each such class or series. As a result, our board of trustees will be able to authorize the issuance of shares that have priority over our common shares with respect to dividends, voting, distributions or rights upon liquidation or with other terms or conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for our common shares or that might otherwise be in the best interests of our stockholders.

        500,000 preferred shares have been designated as Series A Convertible Preferred Shares, par value $.0001 per share. As of July 12, 2013, the date of this prospectus, no preferred shares are issued or outstanding.

Series A Shares

        We have offered the Series A shares to purchasers who are "accredited investors" as defined in applicable SEC and state regulations in a private offering exempt from SEC and state registration requirements. As of July 12, 2013, the date of this prospectus, we have made no sales of Series A shares, and no Series A shares are issued or outstanding.

        Liquidation Preference.    Upon any liquidation of EquiTrust, a holder of Series A shares is entitled to a liquidation preference of $11.00 per Series A share, equal to 110% of the purchase price of the Series A shares in this offering. For the purposes of payment of this amount, and subject to certain exceptions, a "liquidation" is defined as any of the following transactions:

  •
  a voluntary or involuntary liquidation, dissolution or winding up of the affairs of EquiTrust;

  •
  an acquisition of EquiTrust in which the Series A shares are exchanged for or converted into securities or other consideration issued by or on behalf of the acquiring company;

  •
  any issuance of EquiTrust shares that results in holders of EquiTrust's voting securities immediately prior to the consummation of such transaction holding less than 50% of the voting power of outstanding voting securities immediately following the transaction; or

  •
  the sale of all or substantially all of EquiTrust's assets.

        Upon a liquidation, holders of Series A shares are entitled to receive the liquidation amount after payment of EquiTrust's debts and preferential distributions to holders of shares ranking senior to the Series A shares, and before any distributions to holders of shares ranking junior to the Series A shares. If insufficient funds exist to pay the full liquidation amount to all holders of Series A shares and to all holders of any other class or series of shares ranking pari passu with the Series A shares, then all liquidation amounts will be paid pro rata, based on the total liquidation amount that all holders would have been entitled to if sufficient funds had been available.

        For purposes of determining the order in which distributions would be paid upon a liquidation:

  •
  As of July 12, 2013, the date of this Prospectus, no EquiTrust shares ranked senior to or pari passu with the Series A shares; and

  •
  The common shares rank junior to the Series A shares.

        Conversion Rights; Anti-Dilution Protections.    Each holder of Series A shares is entitled to convert Series A shares into a number of common shares determined by dividing the liquidation amount ($11) by the conversion price for the Series A then in effect. As of July 12, 2013, the date of this Prospectus, the Series A conversion price was $10 per Series A share, and each Series A share was convertible into 1.1 common shares. At any time after the issuance of the Series A shares, if we issue (or are deemed to have issued), common shares or "common share equivalents" at a price per share less than the then-current Series A conversion price, then the Series A conversion price automatically adjusts to a new price determined by multiplying the then-current Series A conversion price by the following fraction:

Common shares outstanding immediately before the transaction	+	"Common share equivalents" outstanding immediately before the transaction	+	Total funds received in the transaction ------------------------------------------ Series A conversion price before the transaction

Common shares outstanding immediately after the transaction	+	"Common share equivalents" outstanding immediately after the transaction

        When we use "common share equivalents", we mean shares, options, warrants, or other securities convertible into or exchangeable for our common shares. For example, Series A shares would be considered "common share equivalents" in performing this calculation.

        If common shares or common share equivalents are issued at a price greater than the Series A conversion price then in effect, no change will be made in the Series A conversion price.

        Any outstanding Series A shares will convert into common shares automatically, at the conversion price then in effect, when and if our common shares begin trading on a national securities exchange.

        Dividends and Distributions.    Holders of Series A shares are entitled to dividends or other distributions only when, as, and if declared by our board of trustees on our common shares, out of funds legally available for distribution. If our board of trustees declares a dividend on our common shares, then holders of Series A shares are entitled to participate in the dividend, on the basis of the number of common shares into which each Series A share then could be converted.

        Voting Rights.    Holders of Series A shares are only entitled to vote on matters that would affect the terms of the Series A shares, including:

  •
  Amendments to our declaration of trust that would alter or conflict with the terms of the Series A shares;

  •
  Redemption, repurchase, or acquisition of common shares by EquiTrust, subject to certain exceptions covering common shares issued to employees, officers, directors, or consultants in exchange for services; or

  •
  Authorization of any equity security senior to the Series A shares.

        Maryland law also may give holders of Series A shares the right to vote on certain transactions. Other than these special circumstances, holders of Series A shares are not generally entitled to vote on matters brought before our stockholders, including the election of directors. Holders of Series A shares are not entitled to notice of meetings at which they are not entitled to vote.

Power to Reclassify Our Unissued Common Shares or Preferred Shares

        Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common shares or preferred shares into other classes or series of shares and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Power to Increase or Decrease Authorized Common Shares and Issue Additional Common and Preferred Shares

        We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares, to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares (after taking into account options to acquire common shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

SHARE OWNERSHIP

        In the table below, we show the number of common shares of the Company beneficially owned as of July 12, 2013 by each of the following:

  •
  Each of our trustees;

  •
  Each of our "named executive officers";

  •
  Each person whom we believe beneficially owns more than 5% of our outstanding voting shares; and

  •
  All trustees and executive officers as a group.

        In accordance with the SEC's rules, beneficial ownership as disclosed in the table includes shares currently owned as well as shares which the person named in the table has the right to acquire beneficial ownership of within 60 days, through the exercise of options, warrants or other rights. Each named person has sole voting and investment power with respect to all of the common shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. If no address is given, the named person is an executive officer or trustee of EquiTrust USA, whose business address is 3475 Piedmont Rd, NE Suite 1200, Atlanta, GA 30305.

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percentage of Shares Outstanding(2)
Donald C. Buenger	100	(3)	100.0%
Jerry B. Pospisil	0		0.0%
All trustees and executive officers as a group (1 person)	100		100.0%

*
Represents less than one percent of the outstanding common shares.

(1)
Common shares that a person has the right to acquire within 60 days of July 12, 2013 are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by a note, each stockholder listed in the table has sole voting and investment power as to the shares held by that person.

(2)
As of July 12, 2013, there were 100 common shares issued and outstanding.

(3)
On October 12, 2012, in connection with the formation of EquiTrust USA, we sold 100 common shares to Donald C. Buenger, the Chair of the Board of Trustees, at the price of $1.00 per share. We have agreed to repurchase these shares from Mr. Buenger, upon closing of $1,000,000 in gross proceeds in this offering, for aggregate consideration of $100.

 MATERIAL PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

        The following summary of certain provisions of Maryland law and our declaration of trust and bylaws, does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Our Board of Trustees

        Our declaration of trust and bylaws provide that the number of trustees of our company may be established by our board of trustees, but may not be fewer than one nor more than 15. Our declaration of trust and bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term and until a successor is duly elected and qualifies.

        Pursuant to our bylaws, each of our trustees will be elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law. Holders of our common shares will have no right to cumulative voting in the election of trustees. Trustees will be elected by a plurality of the votes cast.

Removal of Trustees

        Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for cause (as defined in our declaration of trust) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees and that our board of trustees has the exclusive power to fill vacant trusteeships, even if the remaining trustees do not constitute a quorum. These provisions may preclude stockholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under provisions of the MGCL that apply to Maryland real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's outstanding voting shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the trust.

        A person is not an interested stockholder under the statute if the board of trustees approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of trustees may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of trustees.

        After the five-year prohibition, unless, among other conditions, the trust's common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares, any business combination between the trust and an interested stockholder generally must be recommended by the board of trustees and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  •
  two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a trust's board of trustees prior to the time that the interested stockholder becomes an interested stockholder. Our board of trustees, pursuant to the statute, has determined to opt out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and, accordingly, the supermajority vote requirements will not apply to business combinations between us and an interested stockholder, unless our board in the future alters or repeals this resolution. As a result, any person who later becomes an interested stockholder may be able to enter into business combinations with our company without compliance by us with the supermajority vote requirements and the other provisions of the statute.

        We cannot assure you that our board of trustees will not determine to become subject to such business combination provisions in the future. However, an alteration or repeal of the resolution of our board of trustees will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares in a Maryland real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the trust; or (3) an employee of the trust who is also a trustee of the trust. "Control shares" are voting shares that, if aggregated with all other such shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel our board of trustees to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

        If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by Maryland law, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless appraisal rights are eliminated under the declaration of trust. Our declaration of trust eliminates all appraisal rights of stockholders. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common shares. There is no assurance, however, that our board of trustees will not amend or eliminate such provision at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

  •
  a classified board;

  •
  a two-thirds stockholder vote requirement for removing a trustee;

  •
  a requirement that the number of trustees be fixed only by vote of the trustees;

  •
  a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

  •
  a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of stockholders.

        Our declaration of trust provides that, at such time as we become eligible to make a Subtitle 8 election, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of trustees. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we also (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from our board, which removal will be allowed only for cause, (2) vest in our board the exclusive power to fix the number of trusteeships, subject to limitations set forth in our declaration of trust and bylaws, and fill vacancies and (3) require, unless called by the Executive Chairman of our board of trustees, the President or Chief Executive Officer or our board of trustees, the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board. In the future, our board of trustees may elect, without stockholder approval, to create a classified board or adopt one or more of the other provisions of Subtitle 8.

Amendment of Our Declaration of Trust and Bylaws and Approval of Extraordinary Transactions

        Under the Maryland REIT law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the real estate investment trust's declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of our shares and termination of the trust) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of stockholders holding a majority of the votes entitled to be cast on the matter.

        Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Meetings of Stockholders

        Under our bylaws, annual meetings of stockholders will be held each year at a date and time as determined by our board of trustees. Special meetings of stockholders may be called only by a majority of the trustees then in office, by the executive chairman of our board of trustees, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders shall be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by stockholders at the annual meeting may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of trustees; or

  •
  by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders. Nominations of persons for election to our board of trustees may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of trustees; or

  •
  provided that our board of trustees has determined that trustees shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

        The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

        The provisions of our declaration of trust on removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common shares or otherwise be in the best interests of our stockholders. Likewise, if our board of trustees were to opt into the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Trustees' and Officers' Liability

        The Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by such director or officer or on such director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Our declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former trustee or officer (including any individual who, at our request, serves or has served as a director, trustee, officer, partner, member, employee or agent of another real estate investment trust, corporation, partnership, company, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity; and

  •
  any present or former trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity.

        Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        In addition, upon completion of this offering, we expect to enter into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our stockholders, if we determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

        Pursuant to regulations governing practice before the Internal Revenue Service, unless expressly stated otherwise, any tax advice contained herein or in any attachment hereto cannot be used, and is not intended to be used, by a taxpayer, for (1) the purpose of avoiding penalties that may be imposed on the taxpayer under the Code or (2) the promotion, marketing or recommendation of any transaction or matter discussed herein.

        The following is a summary of the United States federal income tax considerations that are likely to be material to a holder of our common shares. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective stockholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with stockholders that hold our common shares as "capital assets" within the meaning of section 1221 of the Code. This summary does not purport to discuss all aspects of the United States federal income tax consequences that may be relevant to certain types of stockholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities (except to the extent discussed below), financial institutions, regulated investment companies, broker-dealers, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, a U.S. expatriate, persons holding shares as part of a "straddle," "hedge," or other integrated investment, persons who receive shares through the exercise of employee stock options or otherwise as compensation, persons who are foreign corporations or otherwise are not citizens or residents of the United States (except to the extent discussed below), and partnerships and other entities treated as partnerships for federal income tax purposes and the partners in these partnerships.

        The statements in this discussion are based on:

  •
  current provisions of the Code;

  •
  current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

  •
  the legislative history of the Code;

  •
  judicial decisions; and

        current administrative interpretations of the Internal Revenue Service, which we sometimes refer to herein as the "IRS," including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the private letter ruling.

        Future legislation, regulations, administrative interpretations or court decisions could adversely change current law or adversely affect existing interpretations and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

        We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

        Each prospective purchaser of our common shares is encouraged to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of common shares in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, and disposition of common shares and of potential changes in applicable tax laws.

Opinion of Counsel

        In connection with this offering, [Tax counsel TBD] has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2012 or our first year of material operations and that our proposed method of operations, as described in this prospectus, will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2013 or our first year of material operations. In providing its opinion, [Tax counsel TBD] has relied, as to certain factual matters, upon the statements and representations contained in certificates provided by us. These certificates include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations. [Tax counsel TBD] has not independently verified these facts. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by [Tax counsel TBD] Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See the "Risk Factors—Risks Related to Income Tax" section of this prospectus. The statements made in this section of the prospectus and in the opinion of [Tax counsel TBD] are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.

Tax Status of Our Company

        The following is a summary of the federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ending December 31, 2013 or our first year of material operations, and the ownership and disposition of our common shares that are likely to be material to you. This summary does not address all possible tax considerations that may be material to an investor. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, including insurance companies, financial institutions or broker-dealers. The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof. This summary deals only with our stockholders that hold common shares as "capital assets" within the meaning of Section 1221 of the Code. This summary does not address state, local or non-U.S. tax considerations.

        We base the information in this section on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code and current administrative interpretations of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

        Regular domestic corporations (corporations that do not qualify as REITs or for other special classification under the Code) generally are subject to federal corporate income taxation on their net taxable income, and stockholders of regular domestic corporations generally are subject to tax on dividends that the stockholders receive. In any taxable year in which we qualify for taxation as a

REIT, we generally will not be subject to federal corporate income tax on our net taxable income that is distributed currently to our stockholders as dividends. Stockholders generally will be subject to taxation on dividends that they receive (other than dividends designated as "capital gain dividends" or "qualified dividend income") at rates applicable to ordinary income. Dividends designated as capital gain dividends or qualified dividend income may be taxable to non-corporate taxpayers at reduced long-term capital gain rates or, under certain circumstances, the tax rate applicable to "unrecaptured Section 1250 gain" related to certain depreciation on real estate assets. See "—Federal Income Taxation of Stockholders—Taxation of Taxable Domestic Stockholders."

        Qualification for taxation as a REIT enables the REIT and its stockholders to substantially eliminate the "double taxation" (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. Currently, however, stockholders of regular domestic corporations and certain types of foreign corporations who are taxed at individual rates generally are taxed on dividends the stockholders receive prior to 2013 at long-term capital gain rates, which are lower for non-corporate taxpayers than ordinary income rates. In addition, stockholders of regular domestic corporations that are taxed at regular corporate rates receive the benefit of a dividends received deduction that substantially reduces the effective rate that the corporate stockholders pay on these dividends. Still, income earned by a REIT and distributed currently to its stockholders generally will be subject to lower aggregate rates of federal income tax than if such income were earned by a regular domestic corporation, subjected to corporate income tax, and then distributed to stockholders and subjected to tax either at long-term capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

        Although as a REIT we generally will not be subject to federal corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal taxes as follows:

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  we will be taxed at regular corporate rates on any "REIT taxable income." REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

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  under some circumstances, we (or our stockholders) may be subject to the "alternative minimum tax" due to our items of tax preference and alternative minimum tax adjustments;

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  if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income; to the extent that income from foreclosure property is otherwise qualifying for the 75% income test, this tax is not applicable; in general, in addition to certain other requirements, foreclosure property is property we acquire as a result of having bid in a foreclosure or through other legal means after there was a default on a lease of such property or on an indebtedness secured by such property;

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  our net income from "prohibited transactions" will be subject to a 100% tax; in general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business;

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  if we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of the amount by which we fail either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

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  we will be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was imposed, if the amount we distribute during a calendar year (plus excess distributions made in prior years) does not equal at least the sum of:

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  85% of our REIT ordinary income for the year,

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  95% of our REIT capital gain net income for the year, and

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  any undistributed taxable income from prior taxable years;

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  we may elect to retain and pay income tax on our net capital gain. In that case, a U.S. stockholder would include the stockholder's proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in the stockholder's income, would be deemed to have paid the stockholder's proportionate share of the tax that we paid on such gain, and would be allowed a credit for the stockholder's proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our common shares;

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  we will be subject to a 100% penalty tax on amounts received by us (or on certain expenses deducted by one of our taxable REIT subsidiaries) if certain arrangements among us, one of our taxable REIT subsidiaries, and any tenant of ours are not comparable to similar arrangements among unrelated parties;

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  if we fail to satisfy any of the asset tests discussed below (other than a de minimis failure of the 5% or 10% assets tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test;

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  if we fail to satisfy a requirement under the Code which would result in the loss of our REIT status, other than a failure to satisfy a gross income test or an asset test described above, we may retain our qualification as a REIT if the failure was due to reasonable cause and not due to willful neglect, and we will be subject to a penalty of $50,000 for each such failure;

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  if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our common shares, and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty;

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  if we acquire any assets from a non-REIT "C" corporation in a carry-over basis transaction (including, for example, if we were to liquidate a taxable REIT subsidiary), we would be liable for corporate income tax, at the highest applicable corporate rate for the "built-in gain" with respect to those assets (or amount recognized on disposition, if less) if we disposed of those assets within ten years after they were acquired; built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis at the time we acquire the asset; to the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT "C" corporation's interest in the partnership;

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  if we own an equity interest in a taxable mortgage pool, we would be taxable at the highest corporate rate on the portion of any "excess inclusion income" attributable to any tax-exempt stockholders that are not taxable on unrelated business taxable income; for a discussion of what constituted "excess inclusion income," see "—Taxable Mortgage Pools;" and

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  if we have income taxable in a state that does not permit us to take all or a portion of our dividends paid deduction, we will be subject additional income tax in that state.

        Furthermore, notwithstanding our status as a REIT, (a) we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner as they are treated for federal income tax purposes and (b) our subsidiaries (such as qualified REIT subsidiaries) that are not subject to federal income tax may have to pay state and local income taxes because not all states and localities treat these entities in the same manner as they are treated for federal income tax purposes. Moreover, any taxable REIT subsidiary of ours will be subject to U.S. federal corporate income tax and all applicable non-U.S., state and local taxes on its net income and operations. We may also be subject to tax in situations not presently contemplated.

REIT Qualification

        In order to maintain our REIT qualification, we must meet the following criteria:

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  we must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;

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  we must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

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  we must be managed by one or more directors;

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  our taxable year must be the calendar year;

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  our beneficial ownership must be evidenced by transferable shares;

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  beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months (other than in the first taxable year in which the REIT election is made);

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  not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals (as defined in the Code to include certain specified entities) at any time during the last half of each of our taxable years (other than in the first taxable year in which the REIT election is made);

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  we must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below;

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  we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain); and

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  we must make an election to be a REIT for 2012 or our first year of material operations and maintain the requirements for REIT status thereafter.

        We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

        Our declaration of trust contains provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying the requirements that beneficial ownership of our capital stock be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months and that not more than 50% of the value of our shares of capital stock be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals, including certain entities, at any time during the last half of each of our taxable years. These ownership and transfer restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above. If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate. See "—Failure to Qualify as a REIT." Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. If, however, we comply with these rules and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement that no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (as described above), we will be treated as having met this requirement.

        Those stockholders failing or refusing to comply with our written demand are required by the Treasury Regulations to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See "Description of Securities—Restrictions on Ownership and Transfer."

Asset Tests

        We must satisfy, at the close of each calendar quarter of the taxable year, certain tests based on the composition of our assets. After initially meeting these asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy these asset tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests, and we intend to act within thirty days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described below after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests described below if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) disposing of sufficient nonqualifying assets or taking other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        75% Asset Test.    At the close of each calendar quarter, at least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and qualified government securities. Real estate assets include:

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  real property (including interests in real property and interests in mortgages on real property);

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  shares in other qualifying REITs; and

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  any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

        Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years.

        Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC directly.

        We intend that the purchase contracts for a new property will apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments that will allow us to qualify under the 75% asset test. Therefore, our investment in real properties is anticipated to constitute "real estate assets" and should allow us to meet the 75% asset test.

        Other Asset Tests.    There are three other asset tests that apply to us at the close of each calendar quarter. First, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to certain securities of other REITs, securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below) and interests in partnerships (or other entities classified as partnerships for federal income tax purposes), and the 10% value test does not apply to "straight debt" having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT. Finally, the aggregate value of all securities (including securities issued by our taxable REIT subsidiaries) held by us, excluding qualified government securities, stock issued by our qualified REIT subsidiaries and other securities that quality as real estate assets under the 75% asset test may not exceed 25% of the value of our total assets. We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the asset tests described in this paragraph.

        A qualified REIT subsidiary is a corporation that is wholly owned by a REIT and does not jointly elect with the REIT to be classified as a taxable REIT subsidiary of the REIT. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as assets, liabilities and tax attributes of the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state, local or foreign taxes. We may hold investments through qualified REIT subsidiaries.

        A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary of the REIT. A corporation that is more than 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% gross income test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

        In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets (generally based on its percentage interest in partnership capital, subject to special rules relating to the 10% value test which take into account the REIT's interest in any securities issued by the partnership, excluding certain specified securities), for purposes of the asset tests described above and to earn its proportionate share of the partnership's income for purposes of the gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "Tax Aspects of Investments in Partnerships." We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

        We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

Gross Income Tests

        We must satisfy for each calendar year two separate tests based on the composition of our gross income (excluding gains from prohibited transactions and certain hedging transactions), as defined under our method of accounting.

        75% Gross Income Test.    At least 75% of our gross income for the taxable year must result from:

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  rents from real property;

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  interest on obligations secured by mortgages on real property or on interests in real property;

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  gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

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  dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

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  other specified investments relating to real property or mortgages thereon; and

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  income attributable to temporary investment of new capital, as defined under and for the one-year period described above under the 75% asset test.

        We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% gross income test.

        To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property, the income generally will qualify for purposes of the gross income tests only if it is not based on the net income or profits of any person. Interest and rental income, however, may be based on a fixed percentage or percentages of gross receipts or sales. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

        Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% gross income test (and the 95% gross income test, described below), subject to the rules discussed below:

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  We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is one of our taxable REIT subsidiaries, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the leased space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by one of our taxable REIT subsidiaries are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if the modification increases the rents due under the lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and the modification results in an increase in the rents payable by the taxable REIT subsidiary, any increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of the taxable REIT subsidiary.

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  The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

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  Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of gross receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

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  Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, subject to a 1% de minimis exception, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant."

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  With respect to the "usual or customarily rendered" rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties and are not services that are considered rendered to the occupant. Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% gross income test (or the 95% gross income test, described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with our legal counsel, are not usually or customarily rendered in connection with the rental of space or are considered rendered to the occupant.

        The 95% Gross Income Test.    In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging transactions) for the taxable year must be derived from:

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  sources which satisfy the 75% gross income test;

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  dividends;

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  interest; and

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  gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

        Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% gross income test, but not under the 75% gross income test (other than income attributable to temporary investment of new capital). We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95% gross income test.

        If we fail to satisfy either the 75% gross income test or the 95% gross income test for any taxable year, we may retain our status as a REIT for such year if we satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, and following our identification of the failure, we file a schedule describing each item of our gross income. If this relief provision is available, we would be subject to a tax equal to the gross income attributable to the greater of the amount by which we failed the 75% gross income test or the 95% gross income test multiplied by a fraction intended to reflect our profitability.

Annual Distribution Requirements

        In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders in an amount at least equal to:

  •
  the sum of:

  •
  90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

  •
  90% of the excess of the net income (after tax) from foreclosure property; and

  •
  less the sum of certain types of items of non-cash income over 5% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain).

        Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

  •
  declare a dividend before the due date of our tax return (including extensions);

  •
  distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

  •
  file an appropriate election with our tax return.

        Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the IRS or by filing an amended return, we may cure the failure by paying a "deficiency dividend" (plus interest to the IRS) within a specified period.

        If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the sum of (a) the amount actually distributed and (b) the amount of undistributed income on which we paid corporate income tax.

        We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on our REIT taxable income or net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to provide fully the necessary cash flow.

Recordkeeping

        In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request on an annual basis information from our stockholders designed to disclose the indirect ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify as a REIT

        If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income. Non-corporate taxpayers may be eligible for a reduced 15% maximum federal tax rate (set to expire for tax years beginning after December 31, 2012), and corporate taxpayers may be eligible for the dividends received deduction. This potential "double taxation" would result from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

        We should not lose our REIT status as the result of a failure to satisfy a REIT requirement if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure (other than the asset tests and the gross income tests, which relief provisions have been described above). We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement. See "Risk Factors—Risks Related to Income Tax" for additional discussion regarding the failure to satisfy a REIT requirement.

Prohibited Transactions

        We will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. In addition, the IRS may assert that our origination or acquisition of loans and subsequent securitization should be treated as a prohibited transaction. The Code includes a safe harbor provision that treats a sale of property as not constituting a prohibited transaction, the income from which would be subject to the 100% tax, if the following requirements are met:

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  the property is a real estate asset under the 75% asset test;

  •
  the property has been held for at least two years;

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  aggregate expenditures incurred in the two-year period preceding sale that are includable in the tax basis of the property were not in excess of 30% of the net selling price;

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  with respect to property that constitutes land or improvements (excluding foreclosure property and lease terminations), the property was held for production of rental income for at least two years;

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  either (i) we do not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by us during the taxable year do not exceed 10% of the aggregate tax bases of all of our assets, each of these tax bases measured as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by us during the taxable year do not exceed 10% of the fair market value of all of our assets, each of these values measured as of the beginning of the taxable; and

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  if we have made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom we do not derive or receive any income.

        For purposes of the limitation on the number of sales that we may complete in any given year in order to comply with the requirements of the safe harbor described above, the sale of more than one property to one buyer will be treated as one sale. Moreover, if we obtain replacement property pursuant to a like kind exchange to which Section 1031 of the Code applies, then we will be entitled to tack the holding period that we had in the relinquished property for purposes of complying with the two-year holding period requirement. The failure of a sale to fall within the safe harbor does not alone cause the sale to be a prohibited transaction and subject to the 100% tax on prohibited transactions. In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether the sale is a prohibited transaction.

        Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating real estate properties is the production of rental income, and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Penalty Tax

        Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We intend that, in all instances in which our taxable REIT subsidiaries will provide services to our tenants, the fees paid to our taxable REIT subsidiaries for these services will be at arm's length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

Derivatives and Hedging Transactions

        We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract either (i) to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets or (ii) to manage risk of currency fluctuations with respect to any item of income that would qualify under the 75% gross income test or the 95% gross income test, and, in each case, we clearly and timely identify the transaction, income from the hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, would not constitute gross income for purposes of the 95% or 75% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool ("TMP") under the Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations;

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  more than 50% of those debt obligations or interests are real estate mortgages or interests in real estate mortgages as of specified testing dates;

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  the entity has issued debt obligations that have two or more maturities; and

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  the payments required to be made by the entity on the debt obligations it issues "bear a relationship" to the payments to be received by the entity on the debt obligations or interests that it holds as assets.

        Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements (particularly securitizations) entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

        If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, including a qualified REIT subsidiary, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, under regulations to be issued by the Treasury Department, the consequences of the TMP classification would, in general, be limited to the stockholders of the REIT (subject to limited exceptions described below). The current treatment, however, is uncertain because the Treasury Department has not yet issued regulations to govern the treatment of a REIT (or portion thereof) that is a TMP. Based on the rules to which any future Treasury Regulations are intended to correspond, a portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income." The REIT's excess inclusion income would be allocated among its stockholders. A stockholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) to the extent allocable to most types of foreign stockholders, would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty. See "—Federal Income Taxation of Stockholders" below for the general rules relating to the taxation of stockholders. To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities or charitable remainder trusts), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

        We may limit the structures we use for financing arrangements, such as securitizations, that could give rise to TMPs, even though these structures might otherwise be beneficial to us, in order to avoid risks associated with satisfying the REIT requirement tests. For example, we might conduct these arrangements through a taxable REIT subsidiary. To the extent that we engage in these activities through a taxable REIT subsidiary, the income associated with the activities generally would be subject to taxation at regular corporate income tax rates. In addition, the level of activities engaged in by our taxable REIT subsidiaries must permit us to satisfy the 75% gross income test because dividends from a taxable REIT subsidiary generally do not constitute qualifying income for purposes of the 75% gross income test (as well as permit us to satisfy the requirement that no more than 25% of our value may be in the form of specified securities, including securities issued by our taxable REIT subsidiaries).

        If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities, is a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter the calculations of our asset tests and gross income tests, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Sale-Leaseback Transactions

        Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property subject to a true lease or the holder of a debt obligation secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

        The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We also may structure some sale-leaseback transactions as loans for federal income tax purposes. In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction is characterized as a loan for federal income tax purposes, we might fail to satisfy the asset tests or the gross income tests and, consequently, lose our REIT status effective with the year of the transaction. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Tax Aspects of Investments in Partnerships

General

        We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships. We generally will apply these tests to a partnership based on our interest in the capital of the partnership, subject to the special rule relating to the 10% value test described above.

        Consequently, to the extent that we hold an interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

        Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See "—REIT Qualification—Taxable Mortgage Pools," above, for a discussion of the income tax treatment of taxable mortgage pools. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests (particularly the 10% asset tests, generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests as discussed in "—REIT Qualification—Asset Tests" and "—Gross Income Tests," and in turn could prevent us from qualifying as a REIT. See "—REIT Qualification—Failure to Qualify as a REIT," above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the annual distribution requirements without receiving any cash. See "—REIT Qualification—Annual Distribution Requirements," above.

Tax Allocations with Respect to Partnership Properties

        Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from one or more of its partners, allocations would need to be made in a manner consistent with these requirements. If a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This treatment could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the annual distribution requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

        Recently enacted amendments to the Code generally impose a U.S. federal withholding tax of 30% on certain types of payments made to a foreign financial institution or a non-financial foreign entity after December 31, 2012, including distributions made with respect to our capital stock and gross proceeds from the sale or exchange of shares of our capital stock. The IRS released a notice and the Treasury Department has promulgated proposed Treasury Regulations, however, delaying implementation of these rules with respect to payments such as distributions made with respect to our capital stock until January 1, 2014, and with respect to payments such as gross proceeds from sales or exchanges of our capital stock until January 1, 2015. After the applicable effective date with respect to a payment, the 30% withholding tax will apply (1) to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (2) to a non-financial foreign entity unless the non-financial foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the non-financial foreign entity meets certain other specified requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any withholding taxes. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our capital stock.

        Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for dividends from us unless we lose our REIT status. Distributions that we properly designate as capital gain dividends generally will be taxable as a gain from the sale or disposition of a capital asset, to the extent that the gain does not exceed our actual net capital gain for the taxable year. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which currently are taxable to non-corporate stockholders at a 15% or 25% rate. If we fail to designate the applicable bracket, all capital gain dividends are taxable to non-corporate stockholders at the 25% rate. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income from a distribution in the year that the distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared provided that we actually pay the distribution during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes (such as a partnership), stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, each stockholder would include the stockholder's proportionate share of the gains in income and receive a credit on the stockholder's returns for the stockholder's proportionate share of our tax payments. However, stockholders that are tax-exempt, such as charitable organizations or qualified pension plans, would have to file tax returns to claim a refund of their deemed payment of the tax liability.

        Non-corporate stockholders that recognize capital gain upon the sale or disposition of our common shares generally are subject to a maximum federal income tax rate of 15% (prior to January 1, 2013) if the non-corporate stockholder holds the common shares for more than twelve months, and are subject to taxation at ordinary federal income rates (of up to a maximum rate equal to 35% prior to January 1, 2013) if the non-corporate stockholder holds the common shares for twelve months or less. Corporate stockholders that recognize capital gain upon the sale or disposition of our common shares generally are subject to federal income taxation at a maximum rate of 35% without regard to holding period. A stockholder that recognizes a capital loss upon the sale or disposition of our common shares are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of non-corporate stockholders who may offset up to $3,000 of ordinary income against capital loss each year), and any unused capital loss carry forward to the following year. In addition, any loss upon a sale or disposition of common shares by a stockholder who has held the common shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain. In addition, under the so-called "wash sale" rules (as defined in the Code), all or a portion of any loss that a stockholder realizes upon a taxable sale or disposition of common shares may be disallowed if the stockholder purchases (including through our Distribution Reinvestment Plan) other shares of our stock (or stock substantially similar to our stock) within 30 days before or after the sale or disposition.

        If a stockholder recognizes a loss upon a subsequent sale or disposition of our stock or other securities in an amount that exceeds a prescribed threshold, the provisions of Treasury Regulations involving "reportable transactions" (as defined in the Code) might apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed primarily towards tax shelters, are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You are encouraged to consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations, and that the failure to make any required disclosures would result in substantial penalties.

        We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 28%) with respect to dividends paid unless the stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with the taxpayer's correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding may be credited against the stockholder's federal income tax liability. See "Information Reporting Requirements and Backup Withholding for U.S. Stockholders" below. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See "—Taxation of Foreign Stockholders," below.

Passive Activity Loss and Investment Interest Limitations

        Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, the distributions generally will be treated as investment income for purposes of computing the investment interest limitation.

Net Investment Income

        Recently enacted amendments to the Code generally impose a tax of 3.8% on certain individuals for taxable years beginning after December 31, 2012, on the lesser of (a) the individual's "net investment income" for the taxable year or (b) the excess of (i) the individual's modified adjusted gross income for the taxable year over (ii) a threshold amount. Net investment income consists of specified types of income earned by the individual, including gross income from dividends on and net gain from a sale or exchange of our common shares, less certain deductions. The threshold amount applicable to an individual generally is equal to $250,000 for married individuals filing jointly or $200,000 for other individuals. This new tax generally applies to certain estates and trusts with net investment income based on rules similar to the rules applicable to individuals to determine the amount of income subject to the tax. U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our common shares.

Taxation of Tax-Exempt Stockholders

        Distributions on our common shares to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common shares, or the common shares otherwise is used in an unrelated trade or business of the tax-exempt entity. See "—REIT Qualification—Taxable Mortgage Pools," above, for special rules relating to UBTI of tax-exempt stockholders if we are treated as investing in a taxable mortgage pool.

        For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our common shares will constitute unrelated business taxable income unless the organization is able to claim properly a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common shares. These entities are encouraged to consult their tax advisors concerning these "set aside" and reserve requirements.

        Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above) in the event that the stock held by certain-exempt pension trusts (which otherwise are subject to look-through treatment to their beneficiaries for purposes of this test) is treated as being held by the trusts rather than by their respective beneficiaries, each of these tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if:

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  at least one of these tax-exempt pension trust owns more than 25% by value of our shares; or

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  one or more of these tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares.

        The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we are a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends is treated as UBTI. Because of the restrictions in our declaration of trust regarding the ownership concentration of our common shares, we believe that a tax-exempt pension trust is not likely to become subject to these rules. However, because our common shares may become publicly traded, we can give no assurance of this result.

        Prospective tax-exempt purchasers are encouraged to consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders

        The following discussion is intended only as a summary of the rules governing federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are complex and prospective foreign stockholders are encouraged to consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our common shares.

        In general, foreign stockholders will be subject to regular U.S. federal income tax (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals) with respect to their investment in our common shares if this investment is "effectively connected" with the conduct of a trade or business in the U.S. (and generally, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the foreign stockholder). A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the 30% "branch profits tax" under Section 884 of the Code (unless entitled to tax treaty exemptions), which is payable in addition to regular federal corporate income tax. A foreign stockholder claims exemption from withholding resulting from "effectively connected" treatment by filing with us federal Form W8-ECI referred to as a "Certificate of Foreign Person's Claim for Exemption From Withholding in Income Effectively Connected With the Conduct of a Trade or Business in the United

States." The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

        Any dividend that constitutes ordinary income for federal income tax purposes generally will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty (including treaty benefits relating to a permanent establishment of a foreign stockholder). A foreign stockholder claims benefits under a tax treaty by filing with us federal Form W8-BEN referred to as a "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding." A distribution that does not exceed our earnings and profits generally will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's tax basis in the foreign stockholder's common shares (but not below zero) and then as gain from the disposition of the common shares, subject to the rules discussed below for dispositions.

        Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions are gains "effectively connected" with a United States trade or business conducted by the foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, these dividends also may be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to tax treaty exemptions.

        We will report to our foreign stockholders and the IRS the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. These information reporting requirements apply regardless of whether withholding is reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common shares to foreign stockholders. See "—REIT Qualification—Taxable Mortgage Pools," above, for special rules relating to withholding for foreign stockholders if we are treated as investing in a taxable mortgage pool.

        Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

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  35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder (excluding a foreign stockholder who owns not more than 5% of our stock at any time during the one-year period ending on the distribution date if the dividend occurs at a time during which our stock is regularly traded on an established securities market located in the United States) and remit to the IRS; and

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  30% of any other dividends paid out of earnings and profits (including capital gain dividends not subject to 35% withholding described immediately above) to all foreign stockholders.

        In addition, if we redesignate prior dividends of ordinary income as capital gain dividends, subsequent dividends, up to the amount of these prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the foreign stockholder's U.S. tax liability, the foreign stockholder may file for a refund of such excess from the IRS. The 35% withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but this rate is higher than the 15% maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

        Applicable Treasury Regulations provide certain presumptions under which a foreign stockholder is subject to backup withholding and information reporting unless we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to certify foreign status by filing with us federal Form W-8BEN, referred to as a "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding," Form W-8ECI, referred to as a "Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States," or Form W-8EXP, referred to as a "Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding."

        Unless the common shares constitute a "U.S. real property interest" under Section 897 of the Code, gain on a sale of common shares by a foreign stockholder generally will not be subject to U.S. income taxation unless (1) investment in the common shares is effectively connected with the foreign stockholder's U.S. trade or business (and, generally if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the foreign stockholder), in which case, as discussed above, the foreign stockholder would be subject to regular federal income tax, or (2) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

        Our common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled qualified investment entity." A REIT qualifies as a domestically controlled qualified investment entity if the REIT, at all times during the shorter of (1) the period during which the REIT is in existence or (2) the five-year period ending on the disposition or distribution date, had less than 50% in value of the REIT's stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled qualified investment entity, and, therefore, the sale of our shares should not be subject to taxation as a U.S. real property interest for foreign stockholders, except as discussed in the next sentence. Even if we constitute a domestically controlled qualified investment entity, upon disposition of our common shares (subject to the exception applicable to "regularly traded" stock described below), a foreign stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the foreign stockholder (A) disposes of our common shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (B) acquires, or enters into a contract or option to acquire, other our common shares within 30 days after such ex-dividend date. Because our common shares may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity during the testing period that may be applicable to you when you sell our common shares. Even if we are not a domestically controlled qualified investment entity, a foreign stockholder's gain on the sale of stock generally is not subject to federal income tax as a sale of a U.S. real property interest if the common shares are "regularly traded" on an established securities market and the foreign stockholder does not own more than 5% of our common shares at any time during the five-year period ending on the date of the sale. If the gain on the sale of common shares is not eligible for exemption from federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common shares from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.

        If we make a payment to a foreign stockholder or a foreign stockholder receives the proceeds of a disposition of common shares which are paid within the U.S. or contracted through certain U.S.-related financial intermediaries, the payment generally is subject to information reporting and to backup withholding (the current rate of which is 28%) unless the disposing foreign stockholder certifies as to the foreign stockholder's name, address and non-U.S. status (and the payee or the intermediary, as the case may be, does not have actual knowledge or reason to know that the stockholder is a United States person, as defined in the Code) or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers are encouraged to consult their tax advisers concerning these rules.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

        In general, information reporting requirements will apply to payments of distributions on our common shares and to payments of the proceeds of the sale of our common shares to a U.S. stockholder, unless an exception applies. Under some circumstances, a U.S. stockholder may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. If you are a U.S. stockholder, backup withholding will apply only if:

  •
  you fail to furnish properly your correct taxpayer identification number, which, if you are an individual, is your Social Security Number;

  •
  you fail to certify, under penalties of perjury, your taxpayer identification number when required;

  •
  the IRS notifies us (or another applicable requester) that you furnished an incorrect taxpayer identification number;

  •
  the IRS notifies you that you are subject to backup withholding because you failed properly to report payments of interest and distributions or are otherwise subject to backup withholding; or

  •
  under certain required circumstances, you fail to certify, under penalties of perjury, that you are not subject to backup withholding.

        In addition, backup withholding will not apply with respect to payments made to certain types of stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders are encouraged to consult their tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Additional Withholding and Reporting Requirements Relating to Foreign Accounts

        Recently enacted amendments to the Code generally impose a U.S. federal withholding tax of 30% on certain types of payments made to a foreign financial institution or a non-financial foreign entity after December 31, 2012, including distributions made with respect to our capital stock and gross proceeds from the sale or exchange of shares of our capital stock. The IRS released a notice, however, delaying implementation of these rules with respect to payments such as distributions made with respect to our capital stock until January 1, 2014, and with respect to payments such as gross proceeds from sales or exchanges of our capital stock until January 1, 2015. After the applicable effective date with respect to a payment, the 30% withholding tax will apply (i) to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (ii) to a non-financial foreign entity unless the non-financial foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the non-financial foreign entity meets certain other specified requirements. Under certain circumstances, a foreign stockholder might be eligible for refunds or credits of any withholding taxes. Foreign stockholders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our capital stock.

Tax Basis and Other Information Reporting

        Brokers are subject to information reporting requirements relating to certain transactions involving our common shares acquired on or after January 1, 2011 by a stockholder other than an exempt recipient ("covered stock"). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Unless the stockholder informs a broker otherwise, shares to be transferred or redeemed will be chosen using the broker's default method. You are encouraged to consult your tax adviser about what method is best in your particular circumstances.

        If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, we will report to each stockholder and the IRS (or post on our primary website) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to our common shares that the S corporation acquires on or after January 1, 2012. Thus, the transfer or redemption of our common shares acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

        Brokers may be subject to the transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011). Transfer statements, however, are issued only between "brokers" and are not issued to stockholders or the IRS.

        Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our common shares.

Statement of Stock Ownership

        We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the stockholder's shares is required to include specified information relating to the stockholder's shares in the stockholder's federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

State, Local and Foreign Taxes

        We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, foreign and local tax treatment may not conform to the federal income tax consequences discussed above. To the extent that we or our subsidiaries own assets, directly or indirectly, or conduct operations in foreign jurisdictions, we will be subject to foreign tax systems. Our favorable tax treatment in the United States as a REIT may not be recognized by foreign jurisdictions where we are treated as a foreign corporation subject to a variety of taxes, such as income, corporate, trade, local and capital taxes, and distributions from these operations may be subject to withholding both as to dividends and interest paid by or to us. Although we seek to reduce the foreign taxes payable on foreign operations, it is unlikely that we will be able to mitigate totally these taxes, which could be significant. To the extent of these foreign taxes, we will receive reduced amounts from foreign operations and will have less cash available for distribution to our stockholders. Further, the foreign taxes cannot be passed through to our stockholders as a foreign tax credit and we generally cannot make effective use of foreign tax credits. As a result, we expect that neither we nor our stockholders will be able to reduce U.S. tax liability on account of our payment of foreign taxes. Accordingly, any foreign taxes impact our operations as an additional cost.

        You are encouraged to consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common shares.

Legislative Proposals

        You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would affect our or your taxation materially as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares.

Sunset of Reduced Tax Rate Provisions

        Several of the tax considerations described in this prospectus are subject to a sunset provision. On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, preventing an expiration of current federal income tax rates on December 31, 2010 by amending the sunset provisions such that they will take effect on December 31, 2012. The amended sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include, without limitation, provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for non-corporate taxpayers, reduced individual income tax rates on ordinary income, the application of long-term capital gain tax rates (rather than ordinary income tax rates) to qualified dividend income, and certain other tax rate provisions described herein. The impact of the amended sunset provisions is not discussed in this prospectus. Consequently, stockholders are encouraged to consult their own tax advisors regarding the effect of the sunset provisions based on their individual tax situations.

 PLAN OF DISTRIBUTION

General

        By this prospectus, we are offering up to 100,000 common shares of our beneficial interest common shares to the public at a purchase price of $10.00 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into an account under our sole control.

THE OFFERING

        The offering price of our common shares was determined by our board of trustees in its sole discretion. The offering price is not based on the book value or net asset value of our current or expected investments, or our current or expected cash flow. Until such time as our shares are valued by our board of trustees or a professional firm that we choose for that purpose, the price of our shares is not intended to reflect the net asset value of our shares. See "Risk Factors—Risks Related to This Offering" for additional disclosure regarding a "best efforts" offering and the offering price of our shares. The offering will commence as of the effective date of this prospectus, and will terminate on or before July 12, 2014 unless extended. Our board may terminate this offering at any time and may extend the offering for an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of commencing this offering or the effective date of the subsequent registration statement. If we decide to extend this beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.

Escrow Conditions

        No arrangements have been made to place funds into escrow or any similar account. If you are qualified to participate in this offering and we accept your subscription, offering proceeds will be deposited into an account under our sole control.

Subscription Process

        We will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common shares is an appropriate investment for you. You must complete a subscription document and provide any supporting documentation we may reasonably require.

        We are required to deliver to you a copy of this prospectus, its appendices and any supplements. We plan to make this prospectus, the appendices and any supplements available electronically to you, as well as to provide you paper copies. Any prospectus, amendments and supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be made available to you will be posted on our website at www.equitrustusa.com. We will maintain of the information you provide to enable us to determine that an investment in our shares is suitable and appropriate for at least six years.

        Our common shares are being sold as we receive and accept subscriptions for them. We have the unconditional right to accept or reject your subscription within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten days after receipt. No sale of our common shares may be completed until at least five business days after the date you receive the final prospectus, as supplemented, and, if required by state regulatory authorities, a copy of our organizational documents. At that time, offering proceeds we receive from you may be used for our business and corporate purposes.

Representations and Warranties in the Subscription Agreement

        The subscription agreement requires you to make the following factual representations:

  •
  you acknowledge that you have received a copy of the prospectus;

  •
  your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

  •
  you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in "Suitability Standards," which appears earlier in this prospectus;

  •
  you are purchasing our common shares for your own account; and

  •
  you acknowledge that our common shares cannot be readily resold.

        Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common shares to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.

Appropriateness of Investment

        An investment in our common shares may be appropriate as part of your investment portfolio if:

  •
  You satisfy the minimum suitability standards described in this prospectus.

  •
  You seek to diversify your portfolio by allocating a portion of your portfolio to a long-term investment in commercial real estate, which is not correlated to the stock market.

  •
  You do not seek to receive current income through payment of regular monthly cash distributions, since we do not expect to make cash distributions until 2019 at the earliest.

  •
  You seek significant capital appreciation by investing in our long-term development of the Project, and can bear the significant risk of a complete loss of your investment.

  •
  You are able to hold your investment in our shares as a long-term investment due to the absence of a liquid market for our shares.

Determination of Your Suitability as an Investor

        We will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common shares is an appropriate investment for you. We must determine whether you can reasonably benefit from this investment. In making this determination, we will consider whether:

  •
  you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

  •
  you have an apparent understanding of:

  •
  the fundamental risks and possible financial hazards of this type of investment;

  •
  that our common shares cannot be readily sold; and

  •
  the tax consequences of your investment; and

  •
  you have the financial capability to invest in our common shares.

        By executing the subscription agreement, you acknowledge that you have determined that an investment in our common shares is suitable for you. Our trustees, officers, and legal counsel will coordinate the processes and procedures and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Pay For the Sale of Our Shares

        We are offering the shares without any underwriting discounts or commissions. We intend for our common shares to be sold by our officers and directors. Such persons will not be paid any commissions for such sales.

        In connection with our selling efforts in the offering, our officers and directors will not register as brokers or dealers pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Our officers and directors:

  •
  Are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

  •
  Will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities;

  •
  Are not now, nor has any of them been within the past 12 months, a broker or dealer or an associated person of a broker or dealer; and

  •
  At the end of the offering, will continue to primarily perform substantial duties for EquiTrust or on its behalf otherwise than in connection with transactions in securities;

  •
  Will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

        We will not pay any registered investment advisory fees in connection with any purchase by you of our common shares, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See "—How to Subscribe," below.

HOW TO SUBSCRIBE

        Investors who meet the suitability standards described herein may purchase common shares. See "Investor Suitability Standards" and "—The Offering—Determination of Your Suitability as an Investor," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

  •
  Read the entire prospectus, any appendices and supplement(s), accompanying the prospectus.

  •
  Complete a subscription agreement.

  •
  Deliver a check for the full purchase price of the shares being subscribed for, payable to the entity designated on your subscription agreement. We will accept or reject subscriptions within ten days after we receive them.

  •
  By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

        A sale of the shares may not be completed until at least five business days after the subscriber receives the final prospectus, as supplemented. Within ten days, and generally within twenty-four hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten days after we received it.

        An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

        You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the State of Louisiana. If you would like to place a transfer on death designation on your shares, you must complete a transfer on death form (available from us).

        You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (available from us). The letter of instruction will authorize us to deduct a specified dollar amount or a percentage of the asset value (calculated on a 365-day calendar year basis) to be paid by us as advisory fees payable to your registered investment advisor on a periodic basis. The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (available from us of your election to terminate deductions from your account for the purposes of such advisory fees or until we receive notice that you have changed or terminated your investment advisor. This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

SALES LITERATURE

        In addition to, and apart from, this prospectus, we may use certain supplemental sales material in this offering. This material may consist of a brochure describing EquiTrust USA and our investment objectives, including the Project. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

        The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

        This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

ELECTRONIC DELIVERY OF DOCUMENTS

        Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information ("documents") electronically by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

 LEGAL MATTERS

        Morehous Legal Group, PLLC has passed upon the legality of the common shares and [Tax counsel TBD] has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morehous Legal Group, PLLC will rely on the opinion of [MD counsel TBD] as to all matters of Maryland law. Neither Morehous Legal Group, PLLC nor [Tax counsel TBD] purport to represent our stockholders or potential investors, who should consult their own counsel.

EXPERTS

        To be added by amendment. As of the date of this filing, EquiTrust USA has not commenced operations and has nominal assets and liabilities.

 WHERE YOU CAN FIND MORE INFORMATION

        We are filing a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. When the registration statement becomes effective, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

        This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

        You can read our registration statement and our SEC filings over the Internet at www.sec.gov. You also may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

        You may also request a copy of our SEC filings at no cost, by writing or telephoning us at:

3475 Piedmont Rd, NE
Suite 1200
Atlanta, Georgia 30305
(770) 444-9630

        Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

        We also maintain a website at www.equitrustusa.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        To be added by amendment. As of the date of this filing, EquiTrust USA has not commenced operations and has nominal assets and liabilities.

EQUITRUST USA

BALANCE SHEET

AS OF DECEMBER 31, 2012

        To be added by amendment. As of the date of this filing, EquiTrust USA has not commenced operations and has nominal assets and liabilities.

EQUITRUST USA

NOTES TO BALANCE SHEET

        To be added by amendment. As of the date of this filing, EquiTrust USA has not commenced operations and has nominal assets and liabilities.

EquiTrust USA
a Maryland real estate investment trust

APPENDIX A

FORM OF SUBSCRIPTION AGREEMENT

EquiTrust USA
a Maryland real estate investment trust

INSTRUCTION PAGE

        In no event may a subscription of shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

        PLEASE MAIL the properly completed and executed ORIGINALS of the subscription agreement with your check made payable to: "EquiTrust USA"

        Mail completed documents to:

EquiTrust USA
3475 Piedmont Rd, NE
Suite 1200
Atlanta, GA 30305

        * For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

        If you have any questions, please call your registered representative or EquiTrust USA at              .

INSTRUCTIONS TO SUBSCRIBERS

        Section 1: Indicate investment amount. (Make all checks payable to "EquiTrust USA".)

        Section 2:    Choose type of ownership:

Non-Custodial Ownership

  •
  Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 6.

  •
  Be sure to attach copies of all plan documents for Pension Plans, Trusts or Corporate Partnerships required in section 2.

Custodial Ownership

        For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

        For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

        Section 3:    All names, addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees

        Section 4:    Choose Dividend Allocation option

        Section 5:    To be signed and completed by your Financial Advisor (be sure to include CRD number for FA and BD Firm and the Branch Manager's signature)

        Section 6:    Have ALL owners initial and sign where indicated on page 6.

        Section 7:    All investors must complete and sign the substitute W9.

EquiTrust USA
a Maryland real estate investment trust

SUBSCRIPTION AGREEMENT

1.
YOUR INITIAL INVESTMENT (Make all checks payable to "EquiTrust USA".)

Investment Amount $	Brokerage Account Number

The minimum initial investment is 200 shares ($2,000)	(If applicable)

        Cash, cashier's checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler's checks will not be accepted.

☐ Check here if additional purchase and complete Section 0 below.

2.
FORM OF OWNERSHIP (Select only one)

                   Non-Custodial Ownership

            Individual

             Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)

             Tenants in Common

             TOD—Optional designation of
beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form. You may download the form at www.         .com)

             Uniform Gift/Transfer to Minors
(UGMA/UTMA)

Under the UGMA/UTMA of the State of

             Pension Plan (Include Plan Documents)

             Trust (Include title and signature pages of Trust Documents)

             Corporation or Partnership (Include Corporate Resolution or Partnership Agreement, as applicable)

             Other (Include title and signature pages)

                        Custodial Ownership

Third Party Administered Custodial Plan
(new IRA accounts will require an additional application)

☐   IRA    ☐  ROTH/IRA    ☐  SEP/IRA

☐   SIMPLE    ☐  OTHER

Name of Custodian

Mailing Address

City, State Zip

Custodian Information (To be completed by Custodian above)

Custodian Tax ID #

Custodian Account #

Custodian Phone

3.
INVESTOR INFORMATION (Please print name(s) in which Shares are to be registered.)

A.
Individual/Trust/Beneficial Owner

                First Name:                                                                              Middle Name:

                Last Name:                                                                              Tax ID or SS#:

                Street Address:

                City:                                                                               State:                                   Zip:

                Date of Birth: (mm/dd/yyyy)                  /                  /                      If Non-U.S. Citizen, specify

                        Country of Citizenship:

                Daytime Phone #:

                U. S. Driver's License Number (if available):                                           State of Issue:

        CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

  B.
  Joint Owner/Co-Trustee/Minor

                First Name:                                                                              Middle Name:

                Last Name:                                                                              Tax ID or SS#:

                Street Address:

                City:                                                                               State:                                   Zip:

                Date of Birth: (mm/dd/yyyy)                  /                  /                      If Non-U.S. Citizen, specify

                        Country of Citizenship:

                Daytime Phone #:

                U. S. Driver's License Number (if available):                                           State of Issue:

  C.
  Residential Street Address (This section must be completed for verification purposes if mailing address in Section 3A is a P.O. Box.)

                Street Address:

                City:                                                                               State:                                   Zip:

  D.
  Trust/Corporation/Partnership/Other (Trustee's information must be provided in Sections 3A and 3B.)

                Date of Trust: (mm/dd/yyyy)                  /                  /

                Entity Name/Title of Trust:                                                                Tax ID Number:

  E.
  Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

                Place of Birth:

                                                             City                                 State/Province                              Cou ntry

                Immigration Status: ☐ Permanent resident    ☐ Non-permanent resident    ☐ Non-resident

                Check which type of document you are providing:
                ☐ US Driver's License    ☐ INS Permanent resident alien card       ☐ Passport with U.S. Visa
                ☐ Employment Authorization Document       ☐ US Passport without U.S. Visa
                ☐ US Foreign national identity documents

                Bank Name: (required) Account No: (required)
                Bank Address: (required) Phone No: (required)
                Number for the document checked above and country of issuance:

  F.
  Employer:   Retired: ☐

4.
DISTRIBUTIONS (Select only one)

                Complete this section to elect how you wish to receive your dividend distributions.

                IRA accounts may not direct distributions without the custodian's approval.

                I hereby subscribe for Shares of EquiTrust USA and elect the distribution option indicated below:

  A.
                 Mail Check to the address of record

  B.
                 Credit Dividend to my IRA or Other Custodian Account

  C.
                 Cash/Direct Deposit (Non-Custodian Investors only: Please attach a pre-printed voided check). I authorize EquiTrust USA or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify EquiTrust USA in writing to cancel it. In the event that EquiTrust USA deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)

                Name/Entity Name/Financial Institution:

                Mailing Address:

                City:                                                                               State:                                   Zip:

                Account Number:                                         Your Bank's ABA/Routing Nbr:

                Your Bank's Account Number:      Checking Acct ☐    Savings Acct ☐

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM
IF FUNDS ARE TO BE SENT TO A BANK

        *The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature      Signature

5.
BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

        The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor's legal residence.

                Broker-Dealer:                                                             Financial Advisor/RIA:

                Advisor Mailing Address:

                City:                                                                               State:                                   Zip:

                Advisor No:                                Branch No.:                                Telephone No.:

                Email Address:                                                                                             Fax No.:

                Broker-Dealer CRD Number:                                Financial Advisor CRD Number:

☐  AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer. (Section 5 must be filled in.)

I acknowledge that by checking the above box, I WILL NOT RECEIVE A COMMISSION.

        The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm's existing Anti-Money Laundering Program and Customer Identification Program.

        Financial Advisor and/or RIA Signature:                                                             Date:

        Branch Manager Signature:                                                                                  Date:

6.
SUBSCRIBER SIGNATURES

        The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber's behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner	a)	I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and estimate that (without regard to EquiTrust USA) I/we have a gross income due in the current year of at least $70,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
Owner	Co-Owner	b)	I/We have received the final prospectus of EquiTrust USA
Owner	Co-Owner	c)	I/We am/are purchasing shares for my/our own account.
Owner	Co-Owner	d)	I/We acknowledge that shares are not liquid.
Owner	Co-Owner	e)	If an affiliate of EquiTrust USA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

        Owner Signature:                                                                                                     Date:

        Co-Owner Signature:                                                                                            Date:

        Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account.

        Authorized Signature (Custodian or Trustee):                                                 Date:

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY
STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES

        Alabama—In addition to meeting our suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times their investment in us and other similar programs before investing in us.

        Iowa—An Iowa investor may not invest more than 10% of his or her liquid net worth (exclusive of home, auto and furnishings) in this program or its affiliates and must otherwise meet our suitability standards.

        Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

        Kentucky, Michigan and Oregon—An investor's aggregate investment in this offering may not exceed 10% of the investor's liquid net worth.

        Maine—A Maine investor's maximum investment in us and our affiliates may not exceed 10% of such investor's net worth.

        Massachusetts—It is recommended by the Commonwealth of Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

        Nebraska—A Nebraska investor must have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of at least $70,000, or (2) a minimum net worth of $350,000. In addition, the total investment in us must not exceed 10% of the investor's net worth (exclusive of home, auto and furnishings).

        Ohio—An Ohio investor's investment in us and our affiliates may not exceed 10% of such investor's liquid net worth.

        Tennessee—Tennessee residents' investment must not exceed 10% of their liquid net worth.

        WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, "EMPIRE" REFERS TO EQUITRUST USA AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

        By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

7.
SUBSTITUTE W-9

        To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. SEE THE GUIDELINES ABOVE FOR INSTRUCTIONS ON HOW TO FILL OUT THE SUBSTITUTE W-9.

Substitute Form W-9
Request for Taxpayer Identification Number and Certification

Part 1	Taxpayer Identification Number (TIN)
	Please provide your TIN in the	Social Security Number	—	—
appropriate box at right and
	certify by signing and dating below.	Employer Identification Number	—

Part 2	Certification
Under penalties of perjury, I certify that:
	(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
	(2)	I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
	(3)	I am a U.S. person (including a U.S. resident alien)

Part 3	Awaiting TIN ☐	Part 4	Exempt TIN ☐

        CERTIFICATION INSTRUCTIONS: You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS stating that you were subject to backup withholding you received another notification from the IRS stating you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 4.

Signature:	Date:
Name (please print):
Address (please print):

        YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center for Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature:	Date:

        NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU FROM THE ESCROW ACCOUNT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        What Number to Give the Requester.—Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this Type of Account:		Give the SSN of:	For this Type of Account:		Give the EIN of:

1.	An individual's account	The individual	7.	Disregarded entity not owned by an individual	The owner(3)
2.	Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	8.	A valid trust, estate, or pension trust	The legal entity(4)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	9.	Corporate or LLC electing corporate status on Form 8832	The corporation
4.	(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
			11.	Partnership or multi-member LLC	The partnership or LLC
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)	12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
5.	Sole proprietorship or disregarded entity owned by an individual	The owner(3)	13.	A broker or registered nominee	The broker or nominee
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor(5)	14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's SSN.

(3)
You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

(5)
Grantor also must provide a Form W-9 to trustee of trust.

Note.    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

        If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

  •
  An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

  •
  The United States or any of its agencies or instrumentalities.

  •
  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  •
  A foreign government or any of its political subdivisions, agencies or instrumentalities.

  •
  An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

  •
  A corporation.

  •
  A foreign central bank of issue.

  •
  A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  •
  A real estate investment trust.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A common trust fund operated by a bank under Section 584(a).

  •
  A financial institution.

  •
  A middleman known in the investment community as a nominee or custodian.

  •
  A trust exempt from tax under Section 664 or described in Section 4947.

        Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the "Exempt TIN" box in Part 4 of the attached Substitute Form W-9, furnish your TIN, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice

        Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

  •
  Failure to Furnish TIN.  If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  •
  Civil Penalty for False Information with Respect to Withholding.  If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

  •
  Criminal Penalty for Falsifying Information.  Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

  •
  Misuse of TINs.  If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

 DEALER PROSPECTUS DELIVERY OBLIGATION

        Until                    , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EquiTrust USA

Maximum Offering of
100,000
Common Shares

PROSPECTUS

July      , 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder:

Expense	Amount(1)
SEC registration fee	$137
Printing and mailing expenses	$10,000
Blue sky fees and expenses	$1,000
Legal fees and expenses (other than blue sky registrations)	$50,000
Accounting fees and expenses	$45,000
Advertising and sales literature	$15,000
Transfer agent fees	$5,000
Due diligence expense reimbursement	$10,000
Other fees and expenses(2)	$3,863
TOTAL:	$150,000

(1)
All amounts shown are estimates, except for the SEC registration fee.

(2)
Includes web hosting and other miscellaneous issuer costs.

Item 32.    Sales to Special Parties.

Formation of EquiTrust USA

        On October 12, 2012, in connection with the formation of EquiTrust USA, we sold 100 common shares to Donald C. Buenger, the Chair of the Board of Trustees, at the price of $1.00 per share. We have agreed to repurchase these shares from Mr. Buenger, upon closing of $1,000,000 in gross proceeds in this offering, for aggregate consideration of $100.

Crownikk Warrants

        We have executed three Membership Purchase and Sale Agreements with Crownikk USA, LLC, which provide for us to purchase from Crownikk 100% of the membership interests in the Cataloochee companies. Under these purchase agreements, when we complete the acquisition of the Cataloochee companies, we will execute three Warrant Agreements, which will entitle Crownikk to purchase a number of our common shares at a nominal purchase price of $.0001 per share. The number of our common shares that Crownikk may purchase upon exercise of the warrants will be determined by dividing $15 million divided by a per-share price, referred to as the "Share Price" in the form of warrant. When we complete the acquisition of the Cataloochee companies and issue the warrants to Crownikk, this per-share price will be $10.00, and Crownikk would be entitled to purchase 1,500,000 common shares if it fully exercised the warrant.

        At any time after the issuance of the warrants, if we issue (or are deemed to have issued), common shares or "common share equivalents" at any price other than the then-current per-share price for the warrant—regardless of whether the price of the new shares is greater or lesser than the then-current per-share price—the per-share price automatically will adjust to a new per-share price. The new per-share price will be determined by multiplying the then-current per-share price by the following fraction:

Common shares outstanding immediately before the transaction	+	"Common share equivalents" outstanding immediately before the transaction	+	Total funds received in the transaction Per-share price before the transaction

Common shares outstanding immediately after the transaction	+	"Common share equivalents" outstanding immediately after the transaction

        When we use "common share equivalents", we mean shares, options, warrants, or other securities convertible into or exchangeable for our common shares. For example, other warrants similar to those we may issue to Crownikk upon completion of the acquisition of the Cataloochee companies would be considered "common share equivalents" in performing this calculation.

Item 33.    Recent Sales of Unregistered Securities.

Formation of EquiTrust USA

        On October 12, 2012, in connection with the formation of EquiTrust USA, we sold 100 common shares to Donald C. Buenger, the Chair of the Board of Trustees, at the price of $1.00 per share, for aggregate consideration of $100. No sales commission or other consideration was paid in connection with the sale. The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Act as a transaction not involving any public offering.

Pending Acquisition of the Cataloochee Companies

        We have executed three Membership Purchase and Sale Agreements with Crownikk USA, LLC, which provide for us to purchase from Crownikk 100% of the membership interests in the Cataloochee companies. Under these purchase agreements, if we complete the acquisition of the Cataloochee companies, we will execute a Warrant Agreement, which will entitle Crownikk to purchase a number of our common shares equal to $15 million divided by a "deemed purchase price", at an exercise price of $.0001 per common share. Assuming the completion of the acquisition of the Cataloochee companies and this offering, the deemed purchase price would be $10 per common share, and Crownikk would be entitled to purchase 1,500,000 common shares if it fully exercised the warrant. If the acquisition of the Cataloochee companies is completed, we project that the issuance of the warrant to Crownikk, and the issuance of common shares to Crownikk upon exercise of the warrant, will be consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Act as a transaction not involving any public offering.

Item 34.    Indemnification of Trustees and Officers.

        Section 8-3-01(15) of the Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        Section 8-301(15) of the Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees, and agents to the same extent as Maryland corporations are permitted to indemnify their directors, officers, employees, and agents under Section 2-418 of Maryland General Corporation Law (the "MGCL"). Section 2-418 of the MGCL permits a corporation to indemnify its present and former directors against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty (MGCL § 2-418(b)(1)(i));

  •
  the director actually received an improper personal benefit in money, property or services (MGCL § 2-418(b)(1)(ii)); or

  •
  in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful (MGCL § 2-418(b)(1)(iii)).

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses (MGCL §§ 2-418(b)(2)(ii), (c), (d)(2)(ii)).

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer, in advance of the final disposition of the suit, upon the corporation's receipt of:

  •
  a written affirmation by such director of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct (MGCL § 2-418(f)).

        The MGCL permits a corporation to indemnify its officers, employees, and agents to the same extent as it is permitted to indemnify its directors (MGCL § 2-418(j)(2)).

        The MGCL requires indemnification of directors, officers, employees, and agents only where they have successfully defended a proceeding to which they have been made a party by reason of service in those capacities, or any claim, issue, or matter in such a proceeding; and then only for reasonable expenses actually incurred in the defense (MGCL § 2-418(d)(1), (j)(1)).

        Our declaration of trust and bylaws permit us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify to any present or former trustee, officer, employee or agent (including any individual who, at our request and while serving in one of those capacities, serves or has served as a director, trustee, officer, partner, member, employee or agent of another real estate investment trust, corporation, partnership, company, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity, unless:

  •
  the act or omission of our trustee, officer, employee, or agent was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty; or

  •
  our director, officer, employee, or agent actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, our trustee, officer, employee, or agent had reasonable cause to believe that the act or omission was unlawful.

        Our declaration of trust and bylaws also permit us, to the maximum extent permitted by Maryland law in effect from time to time, to pay or reimburse reasonable expenses of our trustee, officer, employee or agent in such a proceeding, in advance of the final disposition of the proceeding, we receive a written undertaking by the trustee, officer, employee, or agent, or on his or her behalf, to repay the amount we pay or reimburse if it is ultimately determined that he or she did not meet the required standard of conduct.

        Our declaration of trust and bylaws require us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify any present or former trustee, officer, employee, or agent who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity.

        In addition, upon completion of this offering, we expect to enter into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Item 35.    Treatment of Proceeds From Stock Being Registered.

        Not applicable.

Item 36.    Financial Statements and Exhibits.

        (a)    Financial Statements.    The list of financial statements filed as part of this Registration Statement on Form S-11 is set forth on page F-1 herein.

        (b)    Exhibits.    The list of exhibits filed as part of this Registration Statement on Form S-11 is set forth on the Exhibit Index pages following the signature pages hereto.

Item 37.    Undertakings.

        The undersigned Registrant (the "Registrant") hereby undertakes:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  If the Company is relying on Rule 430B:

            (A)   Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

            (B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the Company and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in this Registration Statement or a prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or a prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; or

            (ii)  If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in this Registration Statement or a prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or a prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.

        (e)   For the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

            (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

           (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

           (iv)  Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

        (e)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (f)    That, for purposes of determining any liability under the Securities Act of 1933:

          (1)   The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2)   Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (g)   To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement shall disclose any compensation and fees received by the Registrant's advisor and its affiliates, if any, in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

        (h)   To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

        (i)    To provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

        (j)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a trustee, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on July 12, 2013.

EquiTrust USA
By:	/s/ DONALD C. BUENGER Donald C. Buenger Chair of the Board of Trustees

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated as of July 12, 2013.

Signature	Title	Date

/s/ DONALD C. BUENGER Donald C. Buenger	Chair of the Board of Trustees (Principal executive officer, principal financial officer, and principal accounting officer)	July 12, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1	Membership Purchase and Sale Agreement dated as of February 15, 2013 among Crownikk USA, LLC, EquiTrust USA, and Cataloochee Holdings, LLC.
2.2	Membership Purchase and Sale Agreement dated as of March 14, 2013 among Crownikk USA, LLC, EquiTrust USA, and Cataloochee Commons, LLC.
2.3	Membership Purchase and Sale Agreement dated as of March 14, 2013 among Crownikk USA, LLC, EquiTrust USA, and Cataloochee Hospitality, LLC.
2.4	First Amendment to Membership Purchase and Sale Agreement dated as of March 14, 2013 among Crownikk USA, LLC, EquiTrust USA, and Cataloochee Holdings, LLC.
2.5	Form of Real Estate Purchase Agreement between Cataloochee Holdings, LLC, Cataloochee Commons, LLC, or Cataloochee Hospitality, LLC and Jonathan Land Company, LLC.
3.1	Form of Articles of Amendment and Restatement of Declaration of Trust of EquiTrust USA.**
3.2	Bylaws of EquiTrust USA.**
4.1	Form of Warrant Agreement between EquiTrust USA and Crownikk USA, LLC.
4.2	Form of Subscription Agreement, included in the prospectus as Appendix A.
5.1	Form of Opinion of Morehous Legal Group, PLLC.
5.2	Opinion of as to certain matters of Maryland law.*
8.1	Opinion as to tax matters.*
23.1	Consent of Morehous Legal Group, PLLC (included in Exhibit 5.1).
23.2	Consent of * (included in Exhibit 5.2).
23.3	Consent of [law firm providing opinion as to tax matters]* (included in Exhibit 8.1).

*
To be filed by amendment.

**
Previously filed.